Exhibit 10.1

FIRST AMENDMENT and JOINDER

FIRST AMENDMENT AND JOINDER (this “Amendment”), dated as of May 6, 2015, by and among AD Computer Corporation, a Pennsylvania corporation d/b/a JetPay Payroll Services (“ADC”), Payroll Tax Filing Services, Inc., a Pennsylvania corporation (“Payroll” and together with ADC and each other Person joined from time to time to the Loan Agreement (as defined below) as a borrower, “Borrowers”), JetPay Corporation (f/k/a Universal Business Payment Solutions Acquisition Corporation), a Delaware corporation (“Parent”), ACI Merchant Systems, LLC, a Pennsylvania limited liability company (“ACI”), JetPay, LLC, a Texas limited liability company d/b/a JetPay Payment Services (“JetPay Dallas”), and Metro Bank (“Lender”).

BACKGROUND

A.            Borrowers, Parent and Lender are parties to a Loan and Security Agreement dated as of December 28, 2012 (as amended, modified, replaced, substituted for, superseded or restated from time to time, the “Existing Loan Agreement”; the Existing Loan Agreement, as amended by this Amendment and as may be further amended, modified, replaced, substituted for, superseded or restated from time to time, the “Loan Agreement”);

B.            Borrowers have requested that Lender extend to them a revolving credit facility and that ACI and JetPay Dallas (each a “Joining Guarantor” and collectively the “Joining Guarantors”) be permitted to join the Loan Documents as Guarantors;

C.            At the request of Borrowers and based on information provided by Borrowers, Lender has agreed to such requests and to make certain other amendments to the Loan Agreement, all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, with the foregoing Background incorporated by reference and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Defined Terms. Unless otherwise defined herein (including in the Background), terms defined in the Loan Agreement and the Loan Documents are used herein as therein defined.

2.           Amendments to Loan Agreement. As of the date hereof, the Existing Loan Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A to this Amendment and the schedules thereto shall be amended in their entirety to read as annexed to such Loan Agreement.

3.           New Note. On the date hereof, Borrowers shall deliver to Lender a Revolving Credit Note in the principal amount of $1,000,000 (the “New Note”).

4.           Joinder. Each Joining Guarantor hereby becomes a Guarantor under the Loan Agreement and the Loan Documents. All references to a Guarantor contained in the Loan Agreement and Loan Documents are hereby deemed for all purposes to also refer to and include each Joining Guarantor as a Guarantor, and each Joining Guarantor hereby agrees to comply with all of the terms and conditions of the Loan Documents as if an original signatory thereto. Each Joining Guarantor is jointly and severally liable for the unconditional and prompt payment and performance of all Obligations. In furtherance of the foregoing, each Joining Guarantor shall deliver to Lender a Surety and Guaranty Agreement (collectively, the “New Guaranties”) as of the date hereof.

5.           Representations and Warranties. Each Loan Party hereby represents and warrants to Lender that:

(a)          There exists no Default or Event of Default under the Loan Agreement as amended hereby;

(b)          The representations and warranties made by Loan Parties in the Loan Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof except to the extent such representations and warranties are made only as of a specific earlier date;

(c)          The execution and delivery of this Amendment, the New Note, and the New Guaranties by and on behalf of each Loan Party party thereto have been duly authorized by all requisite action on behalf of ach Loan Party, and this Amendment, the New Note, and the New Guaranties constitute the legal, valid and binding obligations of each Loan Party party thereto, enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d)          The execution, delivery and performance of this Amendment, the New Note, and the New Guaranties will not violate any applicable provision of law or judgment, order or regulation of any court or of any public or governmental agency or authority nor conflict with or constitute a breach of or a default under any material instrument to which any Loan Party is a party or by which any Loan Party or any of its properties is bound; and

(e)          No approval, consent or authorization of, or registration, declaration or filing with, any governmental or public body or authority, or any trustee or holder of any indebtedness, is required in connection with the valid execution, delivery and performance by any Loan Party of this Amendment, the New Note and the New Guaranties.

6.           Conditions Precedent. The effectiveness of the waivers, consents and amendments set forth herein is subject to the fulfillment, to the satisfaction of Lender and its counsel, of the following conditions precedent:

(a)          Loan Parties shall have delivered to Lender the following, all of which shall be in form and substance reasonably satisfactory to Lender and shall be duly completed and executed by all parties thereto:

(i)          this Amendment;

(ii)         the New Note;

(iii)        the New Guaranties;

(iv)        certified copies of (A) resolutions of the board of directors, members, or managers, as applicable, of each Loan Party authorizing the execution, delivery and performance of this Amendment, and as applicable the New Note and the New Guaranties, and the transactions contemplated hereby and thereby, and (B) such Loan Party’s Organizational Documents (certified by the applicable secretary of state), as applicable (or a certification that such organizational documents have not changes since they were last delivered to Lender)

(v)         an incumbency certificate for each Loan Party identifying all individuals authorized to execute this Amendment and as applicable the New Note or the New Guaranties, with specimen signatures;

(vi)        a good standing certificate for each Loan Party showing such Loan Party to be in good standing in its jurisdiction of organization and in each other jurisdiction in which it is doing and presently intends to do business;

(vii)       a written opinion of each Loan Party’s independent counsel addressed to Lender and opinions of such other counsel as Lender deems reasonably necessary;

(viii)      UCC, judgment, state and federal tax lien searches in all applicable filing offices for JetPay Dallas; and

(ix)         such financial statements, reports, certifications and other operational information as Lender may reasonably require, satisfactory in all respects to Lender;

(b)          Payment by Borrowers of a non-refundable fee of $10,000 with respect to the Revolving Credit, which shall be deemed fully earned as of the date hereof.

(c)          Payment by Borrowers of all of Lender’s Expenses, including without limitation, the fees and expenses of Ballard Spahr LLP, in accordance with Section 9.6 of the Loan Agreement.

(d)          The representations and warranties set forth in the Loan Agreement shall be true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties are made as of a specific earlier date.

(e)          No Default or Event of Default shall have occurred and be continuing under the Loan Agreement as amended hereby.

7.           Ratification; References; No Waiver. Except as expressly amended by this Amendment, the Loan Agreement shall continue to be, and shall remain, unaltered and in full force and effect in accordance with its terms. All references in the Loan Agreement to “this Agreement,” “hereof,” “hereto” and “hereunder” shall be deemed to be references to the Loan Agreement as amended hereby, and all references in any of the Loan Documents to the Loan Agreement shall be deemed to be to Loan Agreement as amended hereby. This Amendment does not and shall not be deemed to constitute a waiver by Lender of any Default, breach, Event of Default, or of any of Lender’s other rights or remedies. Each Loan Party hereby agrees that its obligations under the Loan Agreement and Loan Documents are ratified and confirmed and shall continue in full force and effect and shall continue to cover all Obligations. As security for the payment of the Obligations, and satisfaction by Borrowers of all covenants and undertakings contained in Loan Agreement and Loan Documents, each Borrower hereby confirms its prior grant to Lender of a continuing first lien on and security interest in, upon and to all of such Borrower’s now owned or hereafter acquired, created or arising Collateral, and AD Computer and Parent each hereby confirms its prior grant to Lender of a continuing first lien on and security interest in, upon and to the Pledged Collateral (as defined in the Pledge Agreement).

8.           Affirmation of Guaranty. Parent hereby acknowledges and agrees that its Surety and Guaranty Agreement continues unimpaired and in full force and effect, covers the Obligations as amended hereby and runs to the benefit of Lender and constitutes the valid, binding and enforceable obligation of Parent, subject to no defense, setoff, counterclaim or deduction of any nature.

9.           Release. In consideration of the execution of this Amendment by Lender, each Loan Party hereby releases Lender and its officers, attorneys, agents and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising that any Loan Party ever had, now has, or may have against Lender arising out of or relating to the Loan Documents or Lender’s acts or omissions with respect thereto occurring prior to the date hereof. Each Loan Party further states that it has carefully read the foregoing release, knows the contents thereof and grants the same as its own free act and deed.

10.          Miscellaneous.

(a)          Expenses. Loan Parties agree to pay all of Lender’s reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees and expenses of Ballard Spahr LLP.

(b)          Governing Law. THIS AMENDMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE PROVISIONS OF THIS AMENDMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

(c)          Successors and Assigns. The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of Loan Parties and Lender and their respective successors and assigns.

(d)          Counterparts. Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

(e)          Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(f)          Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrowers and Lender.

(g)          Waiver of Jury Trial. EACH LOAN PARTY AND LENDER EACH HEREBY WAIVE ANY AND ALL RIGHTS EACH MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AD COMPUTER CORPORATION

By:	/s/ Gregory M. Krzemien
Name:	Gregory M. Krzemien
Title:	Treasurer

PAYROLL TAX FILING SERVICES, INC.

By:	/s/ Gregory M. Krzemien
Name:	Gregory M. Krzemien
Title:	Treasurer

JETPAY CORPORATION

By:	/s/ Peter Davidson
Name:	Peter Davidson
Title:	Secretary

ACI MERCHANT SYSTEMS, LLC

By:	/s/ Peter Davidson
Name:	Peter Davidson
Title:	Secretary

JETPAY, LLC

By:	/s/ Peter Davidson
Name:	Peter Davidson
Title:	Secretary `

[Signature Page to First Amendment and Joinder to AD Computer Loan Agreement]

METRO BANK

By:	/s/ Harry G. Hayman, III
Name:	Harry G. Hayman, III
Title:	Senior Vice President

[Signature Page to First Amendment and Joinder to AD Computer Loan Agreement]

EXHIBIT A

Loan Agreement

Composite Through First Amendment

LOAN AND SECURITY AGREEMENT

AD COMPUTER CORPORATION,

PAYROLL TAX FILING SERVICES, INC.

AND

ALL OTHER PERSONS JOINED HERETO AS A

BORROWER FROM TIME TO TIME, as Borrowers

WITH

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION, as Guarantor

AND

METRO BANK, as Lender

Dated as of December 28, 2012

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5.6.	Taxes	30
5.7.	Financial Statements and Projections	30
5.8.	Full Disclosure	31
5.9.	Subsidiaries	31
5.10.	Investments, Guarantees, Contracts, etc.	31
5.11.	Government Regulations, ERISA, etc.	32
5.12.	Business Interruptions	33
5.13.	Names and Intellectual Property	33
5.14.	Other Associations	34
5.15.	Environmental Matters	34
5.16.	Investment Company Act	35
5.17.	Capital Stock	35
5.18.	Solvency	35
5.19.	Perfection and Priority	35
5.20.	Commercial Tort Claims	35
5.21.	Letter of Credit Rights	35
5.22.	Deposit Accounts	35
5.23.	Anti-Terrorism Laws	36
5.24.	Delivery of Acquisition Documents	36
5.25.	Management Agreements	36

SECTION VI.	AFFIRMATIVE COVENANTS	37
6.1.	Payment of Taxes and Claims	37
6.2.	Maintenance of Properties and Corporate Existence	37
6.3.	Business Conducted	38
6.4.	Litigation Notices	38
6.5.	Issue Taxes	38
6.6.	Bank Accounts	38
6.7.	ERISA Notices	39
6.8.	Financial Covenants	39
6.9.	Financial and Business Information	40
6.10.	Officers’ Certificates	42
6.11.	Audits and Inspection; Appraisals	43
6.12.	Material Adverse Developments	43
6.13.	Places of Business	43
6.14.	Commercial Tort Claims	43
6.15.	Letter of Credit Rights	43
6.16.	Lockbox	43
6.17.	Evidence of Merger	44
6.18.	Parent Good Standing	44

SECTION VII.	NEGATIVE COVENANTS:	44
7.1.	Merger, Consolidation, Dissolution or Liquidation	44
7.2.	Acquisitions	44
7.3.	Liens and Encumbrances	44
7.4.	Transactions With Affiliates or Subsidiaries	45
7.5.	Guarantees	45
7.6.	Other Indebtedness	45

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7.7.	Loans and Investments	45
7.8.	Use of Lenders’ Name	45
7.9.	Miscellaneous Covenants	46
7.10.	Jurisdiction of Organization	46
7.11.	Distributions	46
7.12.	Material Agreement	46
7.13.	Management Arrangements	46
7.14.	Tax Consolidation	46
7.15.	Compliance with ERISA	47

SECTION VIII.	DEFAULT	48
8.1.	Events of Default	48
8.2.	Cure	50
8.3.	Rights and Remedies on Default	50
8.4.	Nature of Remedies	51
8.5.	Set-Off	52

SECTION IX.	MISCELLANEOUS	53
9.1.	Governing Law	53
9.2.	Integrated Agreement	53
9.3.	Waiver	53
9.4.	Indemnity	53
9.5.	Time	54
9.6.	Expenses of Lender	54
9.7.	Brokerage	55
9.8.	Notices	55
9.9.	Headings	56
9.10.	Survival	56
9.11.	Successors and Assigns	56
9.12.	Duplicate Originals	56
9.13.	Modification	56
9.14.	Signatories	57
9.15.	Third Parties	57
9.16.	Discharge of Taxes, Borrower’s Obligations, Etc.	57
9.17.	Consent to Jurisdiction	57
9.18.	Additional Documentation	57
9.19.	Advertisement	57
9.20.	Waiver of Jury Trial	57
9.21.	Consequential Damages, etc.	58
9.22.	Nonliability of Lender	58
9.23.	Confidentiality	58
9.24.	Patriot Act Notice	58

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LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (“Agreement”) is dated this 28th day of December, 2012, by and among AD Computer Corporation, a Pennsylvania corporation (“ADC”), Payroll Tax Filing Services, Inc., a Pennsylvania corporation(“Payroll”), each other Person joined hereto as a borrower from time to time (ADC, Payroll and each other Person so joined hereto, each a “Borrower” and collectively, “Borrowers”), UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION (“Parent”), and METRO BANK, a Pennsylvania bank (“Lender”).

BACKGROUND

A.           Borrowers desire to establish financing arrangements with Lender and Lender is willing to make loans and extensions of credit to Borrowers under the terms and provisions hereinafter set forth.

B.           The parties desire to define the terms and conditions of their relationship in writing.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION I.           DEFINITIONS AND INTERPRETATION

1.1.          Terms Defined: As used in this Agreement, the following terms have the following respective meanings:

Account - All of the “accounts” (as that term is defined in the UCC) of each Borrower, whether now existing or hereafter arising.

Account Debtor - Any Person obligated on any Account owing to a Borrower.

Accumulated Funding Deficiency - Any accumulated funding deficiency as defined in Section 302(a) of ERISA.

ACI – ACI Merchant Systems, LLC, a Pennsylvania limited liability company doing business as JetPay Payment Services.

ACI Loan Agreement – That certain Loan and Security Agreement dated November 7, 2014 between ACI, Parent and Lender, as the same may be amended and supplemented from time to time (with respect to any obligation of ACI as a Loan Party hereunder, the ACI Loan Agreement shall govern any conflict between the ACI Loan Agreement and the Agreement).

ACI Obligations – All of the “Obligations”, as that term is defined in the ACI Loan Agreement.

Acquisition – The purchase of all of the outstanding Capital Stock of ADC and Payroll by Parent pursuant to the Merger Agreement by (i) ADC’s acquisition of all of the outstanding Capital Stock of Payroll and (ii) merger of ADC Merger Sub, Inc. with and into ADC, with ADC surviving such merger.

Advance(s) - Any monies advanced or credit extended to Borrowers by Lender under the Revolving Credit, including without limitation, cash advances.

Advance Request – Section 2.2.

Affiliate– With respect to any Person, (a) any Person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Control may be by ownership, contract, or otherwise.

Anti-Terrorism Laws– Any statute, treaty, law (including common law), ordinance, regulation, rule, order, opinion, release, injunction, writ, decree or award of any Governmental Authority relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

Approved Management Fees – For each Borrower, a payment on a quarterly basis of the management fee set forth in Section 3(a) of the Management Agreement as in effect on the Closing Date; provided, however, that payment of such Approved Management Fees shall, at all times, be subject to the terms of the Management Fee Subordination Agreement and that the aggregate amount of such management fees shall not exceed $90,000 per fiscal quarter.

Asset Sale - The sale, transfer, lease, license or other disposition (whether voluntary or involuntary), by Borrower, to any Person other than a Borrower, of any Property now owned, or hereafter acquired, of any nature whatsoever in any transaction or series of related transactions. An Asset Sale includes, but is not limited to, a merger, consolidation, division, conversion, dissolution or liquidation.

Authorized Officer - Any officer of any Borrower authorized by specific written resolution of such Borrower to execute Compliance Certificates.

Bank Affiliate– With respect to Lender, any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with Lender. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 25% or more of any class of Capital Stock having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Capital Stock, contract or otherwise.

Base Rate – The rate published from time to time in The Wall Street Journal as the “U.S. Prime Rate” or, in the event The Wall Street Journal ceases to be published, goes on strike, is otherwise not published or ceases publication of “Prime Rates”, the base, reference or other rate then designated by Lender, in its sole discretion, for general commercial loan reference. The Base Rate is not necessarily the lowest or best rate of interest offered by Lender to any borrower or class of borrowers.

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Bankruptcy Code – Title 11 of the United States Code entitled “Bankruptcy”, as now or hereinafter in effect, or any successor statute.

Blocked Person– Section 5.23.

Borrowing Agent – ADC.

Business Day - A day other than Saturday or Sunday when Lender is open for business in Harrisburg, Pennsylvania.

Capital Expenditures – For any period, the aggregate of all expenditures (including that portion of Capitalized Lease Obligations attributable to that period) made in respect of the purchase, construction or rehabilitation of fixed or capital assets, determined in accordance with GAAP.

Capital Stock - Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all other ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

Capitalized Lease Obligations - Any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, consistently applied but excluding lease obligations which would be classified as operating lease obligations in accordance with GAAP as in effect on the date hereof.

Change of Control–The occurrence of any event which results in Parent ceasing to beneficially own, directly or indirectly, 95% of the total outstanding Capital Stock of each other Loan Party and their respective Subsidiaries.

Closing - Section 4.6.

Closing Date- Section 4.6.

Closing Fee - Section 2.7(a).

COBRA - The group health plan continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

Code – The Internal Revenue Code of 1986, as amended, or its predecessor or successor, as applicable, and any United States Treasury regulations, revenue rulings or technical information releases issued thereunder.

Collateral - All of the Property and interests in Property described in Section 3.1 of this Agreement and all other Property and interests in Property that now or hereafter secure payment of the Obligations and satisfaction by Borrowers of all covenants and undertakings contained in this Agreement and the other Loan Documents.

Collateral Assignment – That certain Collateral Assignment of Agreements dated as of the date hereof by Parent in favor of Lender, in form and substance satisfactory to Lender.

3

Commodity Exchange Act – the Commodity Exchange Act (7 U.S.C. § 1 et. seq.), as amended from time to time, and any successor statute.

Compliance Certificate - Section 6.10.

Consolidated Amortization Expense - For any period, the aggregate consolidated amount of amortization expenses of the designated applicable Loan Parties as determined in accordance with GAAP.

Consolidated Depreciation Expense - For any period, the aggregate, consolidated amount of depreciation expenses of the designated applicable Loan Parties, as determined in accordance with GAAP.

Consolidated EBITDA - For any period, the Consolidated Net Income (or deficit) of Borrowers plus the sum of the following to the extent deducted in calculating Consolidated Net Income of Borrowers for such period (i) Consolidated Interest Expense of Borrowers, plus (ii) Consolidated Tax Expense of Borrowers, plus (iii) Consolidated Depreciation Expense of Borrowers, plus (iv) Consolidated Amortization Expense of Borrowers, plus (v) other non-cash charges (excluding reserves for future cash charges) of Borrowers for such period minus (vi) non-cash charges previously added back to Consolidated Net Income of Borrowers in determining Consolidated EBITDA to the extent such non-cash charges have become cash charges during such period, minus (vii) to the extent included in calculating Consolidated Net Income of Borrowers, any other non-recurring cash or non-cash gains during such period, all as determined in accordance with GAAP.

Consolidated Interest Expense - For any period (without duplication), the aggregate, consolidated amount of interest expense required to be paid or accrued during such period on all Indebtedness of the designated applicable Loan Parties outstanding during all or any part of such period, as determined in accordance with GAAP.

Consolidated Net Income - For any period, aggregate consolidated net income after taxes of the designated applicable Loan Parties (excluding extraordinary losses and gains and all non-cash income, interest income and tax credits, rebates and other benefits), all as determined in accordance with GAAP.

Consolidated Tax Expense - For any period, the aggregate consolidated amount of income tax expenses of the designated applicable Loan Parties, as determined in accordance with GAAP

Consolidated Total Indebtedness – At any time, the aggregate consolidated Indebtedness of the designated applicable Loan Parties, as determined in accordance with GAAP.

Debt Coverage Ratio - For any period, the ratio of (i) the sum of Consolidated Net Income of Borrowers for such period plus Consolidated Interest Expense of Borrowers for such period plus Consolidated Depreciation Expense of Borrowers for such period plus Consolidated Amortization Expense of Borrowers for such period minus Distributions made by Borrowers during such period to (ii) without duplication, the sum of scheduled principal payments (for the avoidance of doubt, scheduled principal payments shall not include any principal payments under the Revolving Credit) on account of long term Indebtedness of Borrowers (excluding the Deferred Acquisition Compensation) made during such period plus the sum of scheduled lease payments on account of Capitalized Lease Obligations of Borrowers made during such period plus Consolidated Interest Expense of Borrowers for such period, all as determined in accordance with GAAP.

4

Default - Any event, act, condition or occurrence which with notice, or lapse of time or both, would constitute an Event of Default hereunder.

Default Rate – Section 2.6(b).

Deferred Acquisition Compensation–The amount of $2,000,000 to be paid to the Stockholders (as defined in the Merger Agreement) on December 28, 2014 (or a later date consented to by the Stockholders) pursuant to the Merger Agreement.

Disqualified Stock - Any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable for any reason, (ii) is convertible or exchangeable for Indebtedness or Capital Stock that meets the requirements of clauses (i) and (ii), or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is ninety-one (91) days after the Term Loan Maturity Date.

Distribution-

a.           Cash dividends or other cash distributions (including tax distributions) on any now or hereafter outstanding Capital Stock of any Loan Party;

b.           The redemption, repurchase, defeasance or acquisition of such Capital Stock or of warrants, rights or other options to purchase such Capital Stock; and

c.           Any loans or advances (other than salaries), to any shareholder or other holder of Capital Stock of any Loan Party.

DOL – United States Department of Labor, or any governmental agency or instrumentality succeeding to the functions thereof.

Dollar, Dollars and U.S. Dollars and the Symbol $ - Lawful money of the United States of America.

Earn Out Payments – Cash payments made by a Borrower pursuant to earn out liabilities incurred in connection with the acquisition of all or a substantial part of the assets or Capital Stock of a Person.

Employee Pension Plan– Any Plan which is subject to Part 3 of Subtitle B of the Title 1 of ERISA.

Employment Agreements – Collectively, the Key Employment Agreements, as defined in the Merger Agreement as in effect on the date hereof.

5

Environmental Laws– Any and all Federal, foreign, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees and any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, protection of the environment, or the impact of pollutants, contaminants or toxic or hazardous substances on human health or the environment, as now or may at any time hereafter be in effect from time to time.

ERISA– The Employee Retirement Income Security Act of 1974, as amended, and any regulations issued thereunder by the DOL or PBGC.

ERISA Affiliate– (i) Any corporation included with any Loan Party in a controlled group of corporations within the meaning of Section 414(b) of the Code, (ii) any trade or business (whether or not incorporated) which is under common control with any Loan Party within the meaning of Section 414(c) of the Code; or (iii) any member of an affiliated service group of which any Loan Party is a member within the meaning of Section 414(m) of the Code.

Event of Default– Section 8.1.

Excess Cash Flow - means, as of the last day of any fiscal year, (i) Consolidated Net Income plus Consolidated Depreciation Expense plus Consolidated Amortization Expense, minus(ii) solely to the extent not deducted in computing Consolidated Net Income, Permitted Tax Distribution, minus(iii) the sum of mandatory prepayments under Section 2.6(c), (d) or (e) plus scheduled payments of principal on Indebtedness paid in cash, minus (iv) any net increase in working capital during such period, minus (v) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, minus (vi) the amount of unfinanced capital expenditures made in cash during such fiscal year, minus (vii) the aggregate amount of unfinanced cash consideration paid by the Borrowers in connection with investments (including acquisitions) made during such fiscal year, plus (viii) any net decrease in working capital during such period, in each case for such fiscal year, all as determined in accordance with GAAP.

Excluded Equity Issuance – Any issuance of (or capital contribution to any Loan Party in respect of any such issuance) (i) Capital Stock (other than Disqualified Stock) by a Borrower to management, employees, directors or other service providers of such Borrower under any employee stock option or stock purchase plan or agreement or other employee benefits plan (including, without limitation, the repayment of any loan made to such management or employee in connection with such issuance), or (ii) Capital Stock by a Loan Party to a Loan Party; provided that no issuance of Capital Stock that gives rise to a Change of Control shall be included in the definition of Excluded Equity Issuance.

Excluded Property – With respect to a Borrower, (i) any “intent-to-use” trademark until such time as such Borrower begins to use such trademark, (ii) any Property now or hereafter held by such Borrower to the extent (but only to the extent) such item is subject to an agreement which contains a term or is subject to a rule of law, statute or regulation that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than any Loan Party) to, the creation, attachment or perfection of the security interest granted herein, and in each case solely to the extent that such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC), and (iii) any Trust Account; provided, however that (x) Excluded Property shall not include any proceeds of any such item, and (y) any item of Excluded Property that at any time ceases to satisfy the criteria for Excluded Property (whether as a result of the applicable Loan Party obtaining any necessary consent, any change in any rule of law, statute or regulation, or otherwise), shall no longer be Excluded Property.

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Excluded Swap Obligations – With respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

Executive Order No. 13224 - The Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced and as may be in effect from time to time.

Expenses - Section 9.6.

First Amendment Effective Date – May 6, 2015.

GAAP- Generally accepted accounting principles as in effect on the Closing Date applied in a manner consistent with the most recent audited financial statements of Borrowers furnished to Lender and described in Section 5.7 herein.

General Intangibles – All “general intangibles” as defined in the UCC, and without limitation of the foregoing, also all designs, patents, patent rights and applications therefor, trademarks and registrations and applications therefor, trade names, inventions, copyrights and all registrations and applications therefor, license right, trade secrets, methods, know how, specifications, customer lists, franchises, tax refunds and unearned insurance premiums.

Governmental Authority - Any federal, state or local government or political subdivision, or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury, or arbitration.

Guarantors– Collectively, Parent, ACI, JetPay Dallas and any other Person who may hereafter guaranty, as surety, the Obligations.

Hazardous Substances - Any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, under any Environmental Law.

Hedging Agreements - Any Interest Hedging Instrument or any other interest rate protection agreement, foreign currency exchange agreement, commodity purchase or option agreement, or any other interest rate hedging device or swap agreement (as defined in 11 U.S.C. § 101 et. seq.).

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Indebtedness - Of any Person at any date, without duplication, (i) all indebtedness of such Person for borrowed money (including with respect to Borrowers, the Obligations) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), including without limitation the Deferred Acquisition Compensation, (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iii) all Capitalized Lease Obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (v) all obligations of other Persons which such Person has guaranteed, (vi) Disqualified Stock, (vii) all net obligations of such Person under Hedging Agreements, (viii) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (ix) all obligations to make Earn Out Payments to the extent such obligation is required to be included as a liability on the balance sheet of such Person in accordance with GAAP.

Intellectual Property - Property constituting under any applicable law a patent, patent application, copyright, trademark, service mark, trade name, mask work, trade secret or license or other right to use any of the foregoing.

Interest Hedging Instrument - Any documentation evidencing any interest rate swap, interest “cap” or “collar” or any other interest rate hedging device or swap agreement (as defined in 11 U.S.C. § 101 et. seq.) between any Borrower and Lender (or any Affiliate of Lender).

Inventory– All of the “inventory” (as that term is defined in the UCC) of each Borrower, whether now existing or hereafter acquired or created.

IRS - Internal Revenue Service.

JetPay Dallas – JetPay, LLC, a Texas limited liability company d/b/a JetPay Payment Services.

JetPay Dallas EBITDA - For any period, the Consolidated Net Income (or deficit) of JetPay Dallas plus the sum of the following to the extent deducted in calculating Consolidated Net Income of JetPay Dallas for such period (i) Consolidated Interest Expense of JetPay Dallas, plus (ii) Consolidated Tax Expense of JetPay Dallas, plus (iii) Consolidated Depreciation Expense of JetPay Dallas, plus (iv) Consolidated Amortization Expense of JetPay Dallas, plus (v) other non-cash charges (excluding reserves for future cash charges) of JetPay Dallas for such period plus (vi) litigation expenses in an aggregate amount not to exceed $250,000 in any fiscal year minus (vii) non-cash charges previously added back to Consolidated Net Income of JetPay Dallas in determining Consolidated EBITDA to the extent such non-cash charges have become cash charges during such period, minus (vii) to the extent included in calculating Consolidated Net Income of JetPay Dallas, any other non-recurring cash or non-cash gains during such period, all as determined in accordance with GAAP.

JetPay Dallas Leverage Ratio - The ratio of JetPay Dallas’ (i) Consolidated Total Indebtedness as of the date of determination, to (ii) JetPay Dallas EBITDA for the preceding four (4) fiscal quarters.

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JetPay Dallas Pledge Event – Parent’s pledge of all Capital Stock of JetPay Dallas to Lender to secure the Obligations in accordance with Section 7.3.

Lien- Any interest of any kind or nature in property securing an obligation owed to, or a claim of any kind or nature in property by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, regulation or contract, and including, but not limited to, a security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt, a lease, consignment or bailment for security purposes, a trust, or an assignment. For the purposes of this Agreement, each Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

LIBOR — The rate of interest per annum in Dollars (rounded upwards, if necessary, at Lender’s option, to the next 100th of one percent) equal to (i) the London Interbank Offered Rate established by the Intercontinental Exchange Benchmark Administration, Ltd. (“ICE,” or the successor thereto if ICE is no longer making a London Interbank Offered Rate available) (“ICE LIBOR”), for an interest period of one year as published by Bloomberg (or such other commercially available source providing quotations of ICE LIBOR as designated by Lender from time to time) at approximately 11:00 A.M. (London time) 2 London Banking Days prior to the date of determination for a term of one year; provided however, if more than one ICE LIBOR rate is specified, the applicable rate shall be the arithmetic mean of all such rates and provided further, that if such ICE LIBOR is not available, the rate shall be the average rate of interest per annum at which deposits in Dollars are offered for such one year period to major banks in London, England at approximately 11:00 A.M. (London time) 2 London Banking Days prior to the first day of such LIBOR Interest Period for a term comparable to such LIBOR Interest Period, as determined by the Lender, divided by (ii)1.00 minus the percentage (expressed as a decimal) which is in effect from time to time under Regulation D, as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D.

Loan Parties – Collectively, Guarantors and Borrowers.

Loan Documents – Collectively, this Agreement, the Term Loan Note, the Surety and Guaranty Agreements, the Perfection Certificate, the Management Fee Subordination Agreement, the Pledge Agreement, the Collateral Assignment, the Trademark Security Agreement and all agreements, instruments and documents executed and/or delivered in connection therewith, all as may be supplemented, restated, superseded, amended or replaced from time to time.

Loans – Collectively, the unpaid balance of cash Advances under the Revolving Credit and the Term Loan.

London Banking Days — Any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

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Management Agreement – That certain Advisory Agreement dated as of the date hereof between Parent and ADC, a true and correct copy of which is attached hereto as Exhibit “B”.

Management Fee Subordination Agreement – That certain Management Fee Subordination Agreement executed by Parent in favor of Lender, in form and substance satisfactory to Lender, on or prior to the Closing Date.

Material Adverse Effect - A material adverse effect with respect to (a) the business, assets, properties, financial condition, stockholders’ equity, contingent liabilities, material agreements or results of operations of Borrowers on a consolidated basis, or (b) Borrowers’ ability (on a consolidated basis) to pay the Obligations in accordance with the terms hereof, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of Lender hereunder or thereunder or (d) the validity, perfection, priority or enforceability of the Liens granted to Lender in respect of the Collateral.

Maximum Revolving Credit Amount - The sum of One Million Dollars ($1,000,000).

Merger Agreement – That certain Agreement dated as of July 6, 2012, by and among Parent, ADC Merger Sub, Inc., ADC, Payroll, Carol and C. Nicholas Antich as Joint Tenants, C. Nicholas Antich, Carol Antich, Eric Antich, Lynn McCausland, the B N McCausland Trust, Joel E. Serfass and C. Nicholas Antich, as representative, as amended to the date hereof.

Multiemployer Plan– A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party, any Loan Party’s Subsidiaries or any ERISA Affiliate is required to contribute.

Net Proceeds – With respect to (a) an Asset Sale, the cash proceeds of such sale less (i) the reasonable direct cost relating to such (including sales commissions and legal, accounting and investment banking fees, commissions and expenses and taxes paid); (b) an issuance of Capital Stock of any Loan Party or a Subsidiary thereof, the aggregate amount received in cash in connection with such issuance minus the reasonable and customary fees, commissions and other out-of-pocket expenses incurred by Loan Parties in connection with such issuance; (c) property or casualty insurance proceeds or condemnation award proceeds, the amount of such proceeds minus the reasonable and customary fees and other out-of-pocket expenses and taxes paid incurred by the Loan Parties in connection with recovering such proceeds; and (d) the issuance or incurrence of additional Indebtedness, the aggregate amount received in cash in connection with such issuance or incurrence minus the reasonable and customary fees, commissions and other out-of-pocket expenses incurred by Loan Parties in connection with such issuance.

Note(s) – Collectively, the Revolving Credit Note and Term Loan Note.

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Obligations - All existing and future debts, liabilities and obligations of every kind or nature at any time owing by any Loan Party to Lender or any other subsidiary of Lender or Bank Affiliate, whether under this Agreement, or any other existing or future instrument, document or agreement, between a Loan Party and Lender or any other subsidiary of Lender or Bank Affiliate, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due (including debts, liabilities and obligations obtained by assignment), and whether principal, interest, fees, indemnification obligations hereunder or Expenses (specifically including interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to any Loan Party, whether or not a claim for such post-commencement interest is allowed), including, without limitation, debts, liabilities and obligations in respect of the Term Loan and any extensions, modifications, substitutions, increases and renewals thereof; any amount payable by any Loan Party or any Subsidiary of any Loan Party pursuant to an Interest Hedging Instrument; the payment of all amounts advanced by Lender or any other subsidiary of Lender or Bank Affiliate to preserve, protect and enforce rights hereunder and in the Collateral; and all Expenses incurred by Lender or any other subsidiary of Lender or Bank Affiliate. Without limiting the generality of the foregoing, Obligations shall include any other debts, liabilities or obligations owing to Lender or any other subsidiary of Lender or Bank Affiliate in connection with any lockbox, cash management, or other services (including electronic funds transfers or automated clearing house transactions) provided by Lender or any other subsidiary of Lender or Bank Affiliate to any Loan Party, as well as any other loan, advances or extension of credit, under any existing or future loan agreement, promissory note, or other instrument, document or agreement between a Loan Party and Lender or any other subsidiary of Lender or Bank Affiliate. Notwithstanding the foregoing provisions in this definition, Obligations shall not include Excluded Swap Obligations.

Organizational Documents – With respect to any Person (other than an individual) the documents by which such Person was organized (such as a certificate of incorporation or organization) and which relate to the internal governance of such Person (such as bylaws, partnership agreement or an operating or limited liability agreement).

Overadvance - Section 2.1(a)(i).

Parent – As defined in the recitals.

PBGC - Pension Benefit Guaranty Corporation, or any governmental agency or instrumentality succeeding to the functions thereof.

Perfection Certificate - The Perfection Certificate provided by Borrowers to Lender on or prior to the Closing Date in form and substance satisfactory to Lender.

Permitted Indebtedness – (i) Indebtedness to Lender in connection with the Revolving Credit, the Term Loan or otherwise pursuant to the Loan Documents; (ii) Indebtedness under Hedging Agreements entered into for the sole purpose of hedging in the normal course of business and not for speculative purposes; (iii) purchase money Indebtedness (including Capitalized Lease Obligations) hereafter incurred by any Borrower to finance the purchase of fixed assets; provided that, (a) such Indebtedness incurred in any fiscal year shall not exceed in the aggregate $250,000, (b) such Indebtedness shall not exceed the purchase price of the assets funded and (c) no such Indebtedness may be refinanced for a principal amount in excess of the principal amount outstanding at the time of such refinancing, (iv) Indebtedness existing on the Closing Date that is identified and described on Schedule “1.1(a)” attached hereto and made part hereof, including refinancing, replacement and renewals of such Indebtedness, provided that any refinancing shall not exceed the amount then outstanding, (v) Indebtedness incurred in the ordinary course of business for surety bonds and performance bonds obtained in connection with workers’ compensation, unemployment insurance and other social security legislation, (vi) Indebtedness representing deferred compensation or reimbursable expenses owed to officers, directors, employees or agents of any Borrower in the ordinary course of business, (vii) other unsecured Indebtedness, of a type not described above, not to exceed $500,000 in the aggregate at any time outstanding and (viii) the ACI Obligations.

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Permitted Investments - (i) investments and advances existing on the Closing Date that are disclosed on Schedule “5.10(a)”; (ii) cash and cash equivalent investments, and Accounts and trade credit created in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) bank deposits in the ordinary courts of business; (iv) investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors or acquired in connection with the settlement of delinquent Accounts in the ordinary courts of business; (v) deposits, prepayments and other credits to suppliers and deposits in connection with lease obligations, taxes, insurance and similar items, in each case made in the ordinary course of business and securing contractual obligations of a Loan Party; (vi) investments in prepaid expenses, utility and workers’ compensation, performance and other similar deposits, each as entered into in the ordinary course of business; (vii) Hedging Agreements entered into for the sole purpose of hedging in the normal course of business and not for speculative purposes; (viii) obligations issued or guaranteed by the United States of America or any agency thereof; (ix) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating) by a nationally recognized investment rating agency; (x) certificates of time deposit and bankers’ acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of Lender or another commercial bank if (A) such bank has a combined capital and surplus of at least $500,000,000, or (B) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; (xi) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof; (xii) loans and advances to employees not to exceed $100,000 in the aggregate outstanding at any time; (xiii) investments consisting of loans or advances made to another Loan Party or a Subsidiary thereof in an aggregate amount not to exceed $250,000 in the aggregate outstanding at any time; (xiv) other Investments, which together with any investments described in clause (xiii) of this definition, shall not exceed $300,000 in the aggregate outstanding at any time; (xv) the Proceeds Loan and (xvi) any intercompany receivable due from Parent to ADC in connection with the Distribution described in clause (a) of the definition of “Permitted Parent Distributions”.

Permitted Liens - (i) Liens securing taxes, assessments or governmental charges or levies for amounts that are not yet due and payable, (ii) Liens of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Liens, in each case imposed by law or arising in the ordinary course of business and for amounts that are not yet due and payable; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and other like laws (excluding Liens arising under ERISA); (iv) pledges or cash deposits made in the ordinary course of business (a) to secure the performance of bids, tenders, leases, sales or other trade contracts (other than for the repayment of borrowed money or the payment of a deferred purchase price for property or services,) or (b) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation); (v) Liens of landlords and mortgagees of landlords (a) with respect to any landlord, solely arising by statute or, with respect to any mortgagee arising by statute or under any contractual obligations entered into in the ordinary course of business, (b) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (c) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (d) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP; (vi) non-exclusive Intellectual Property licenses granted in the ordinary course of business; (vii) Liens in favor of collecting banks arising under Section 4-210 of the UCC and other banker’s liens arising by operation of law; (viii) Liens on fixed assets securing purchase money Indebtedness permitted under Section 7.6; provided that, (a) such Lien attached to such assets concurrently, or within 20 days of the acquisition thereof, and only to the assets so acquired, and (b) a description of the asset acquired is furnished to Lender; (ix) Liens existing on the Closing Date and shown on Schedule “1.1(b)” attached hereto and made part hereof; (x) Liens in favor of Lender securing the Obligations and ACI Obligations; and (xi) Liens securing appeal bonds and judgments with respect to judgments that do not otherwise result in or cause an Event of Default.

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Permitted Parent Distributions – Distributions from ADC to Parent that either:

(a) are a one-time distribution in an aggregate amount of $2,000,000, to be made on or about May 4, 2015, for purposes of payment of the Deferred Acquisition Compensation; or

(b) meet each of the following conditions: (i) commencing with the fiscal year ending December 31, 2013 and continuing for each fiscal year thereafter, such Distribution is made no less than 10 Business Days nor more than 90 days after delivery to Lender of the audited financial statements for such fiscal year (the “Parent Distribution Period”), (ii) the Debt Coverage Ratio for such fiscal year is greater than 1.30 to 1.00, (iii) no Default or Event of Default exists at the time such Distribution is made, or after giving pro forma effect to such Distribution as if it had been made on the last day of such fiscal year, (iv) Loan Parties shall have delivered to Lender at least 10 Business Days prior to such Distribution a written calculation, in form and substance reasonably satisfactory to Lender, demonstrating pro forma compliance with this Agreement after giving effect to such Distribution and the financial details underlying such calculation, and (v) such Distribution, in the aggregate with all other Distributions made by ADC to Parent during the Parent Distribution Period for such fiscal year, does not exceed (I) twenty-five percent (25%) of Borrowers’ Excess Cash Flow for such fiscal year for the fiscal years ending December 31, 2013 and December 31, 2014, or (II) provided that the Deferred Acquisition Compensation has been paid in accordance with the Merger Agreement, forty percent (40%) of Borrowers’ Excess Cash Flow for such fiscal year for the fiscal year ending December 31, 2015 and thereafter. Excess Cash Flow shall be determined for any fiscal year using the figures set forth in the audited financial statements and the Compliance Certificate delivered by Borrowers pursuant to Section 6.9 for such fiscal year.

Permitted Tax Distributions – Distributions from ADC to Parent that meet each of the following conditions: (i) the amount of such Distributions for each fiscal quarter, and for each fiscal year on an aggregate basis, shall not exceed (without duplication) the lesser of (A) the aggregate income tax liability for the applicable period of an affiliated, combined, consolidated or unitary group that includes Parent, ADC or any Subsidiary of ADC (or both ADC and one of more such Subsidiaries) and (B) the aggregate income tax liability that would be determined for the applicable period if ADC filed tax returns as the common parent of an affiliated, combined, consolidated or unitary group that included only ADC and its Subsidiaries, provided, however that reasonable estimates of such amounts in (A) or (B) for each fiscal quarter with respect to estimated income taxes shall not violate this clause (i), (ii) Borrowers have not made any payment directly to the applicable Government Authority Person attributable to or in connection with the income tax liability to be paid by the proceeds of such Distributions, (iii) Parent shall actually use such Distributions to pay the income tax liabilities of an affiliated, combined, consolidated or unitary group that includes Parent and one or more of the Borrowers within five (5) Business Days of receipt, and (iv) Parent shall promptly, but in no event more than five (5) Business Days of determining than an excess exists, refund to ADC the excess of the amount of Distributions made for each such fiscal quarter and fiscal year on aggregate basis over the income tax liability that would have been determined for each such period it Parent had filed tax returns as the common parent of an affiliated, combined, consolidated or unitary group that included only Parent and Borrowers.

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Person- An individual, partnership, corporation, trust, limited liability company, limited liability partnership, unincorporated association or organization, joint venture or any other entity.

Plan-An “Employee Pension Benefit Plan” (as defined in Section 3(2) of ERISA), a “voluntary employees’ beneficiary association” (within the meaning of Section 501(a)(9) of the Code, or a “welfare benefit fund” (within the meaning of Section 419 of the Code), which is maintained, or to which contributions are, or are required to be, made, by any Loan Party, any Loan Party’s Subsidiaries or any ERISA Affiliate, except a Multiemployer Plan.

Pledge Agreement – That certain collateral pledge agreement executed by Parent and Borrowers in favor of Lender on or prior to the Closing Date, in form and substance satisfactory to Lender.

Proceeds Loan– Section 2.9.

Prohibited Transaction- The meaning given to such term in Section 406 of ERISA, Section 4975(c) of the Code and any Treasury regulations issued thereunder.

Property- Any interest of any Loan Party in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Regulation D- Regulation D of the Board of Governors of the Federal Reserve System comprising Part 204 of Title 12, Code of Federal Regulations, as in effect from time to time, and any successor thereto.

Related Party – With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

Reorganization- Any reorganization as defined in Section 4241(a) of ERISA.

Reportable Event- With respect to any Employee Pension Plan, as event described in Section 4043(c) of ERISA.

Requirement of Law – Collectively, all international, foreign, federal, state and local laws, statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

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Revolving Credit - Section 2.1.

Revolving Credit Maturity Date – May 6, 2017, or such later date as Lender may, in its sole and absolute discretion, designate in writing to Borrowers.

Revolving Credit Note - Section 2.1.

Subsidiary- With respect to any Person at any time, (i) any corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned by such Person or owned by a corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned by such Person; (ii) any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person; and (iii) any partnership, joint venture, limited liability company or other entity of which ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at such time owned directly or indirectly, beneficially or of record, by, or which is otherwise controlled directly, indirectly or through one or more intermediaries by, such Person or one or more Subsidiaries of such Person.

Surety and Guaranty Agreement- That certain surety and guaranty agreement to be executed by each Guarantor in favor of Lender, in form and substance satisfactory to Lender, on or prior to the Closing Date.

Swap Obligation – Any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

Term Loan- Section 2.2(a).

Term Loan Maturity Date – December 28, 2019.

Term Loan Note - Section 2.2(a).

Total Leverage Ratio- The ratio of Borrowers’ (i) Consolidated Total Indebtedness as of the date of determination, to (ii) Consolidated EBITDA for the preceding four (4) fiscal quarters.

Trademark Security Agreement – That certain trademark security agreement to be executed by each Borrower in favor of Lender, in form and substance satisfactory to Lender, on or prior to the Closing Date.

Trust Account – Those certain accounts established from time to time for the benefit of a Borrowers’ customers for the payment of payroll tax and other employment tax obligations of such customers.

UCC- The Uniform Commercial Code as adopted in the Commonwealth of Pennsylvania, as in effect from time to time.

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Unfunded Capital Expenditures – Capital Expenditures that are not financed through interest bearing Indebtedness.

Withdrawal Liability- Any withdrawal liability as defined in Section 4201 of ERISA.

Other Capitalized Terms- Any other capitalized terms used without further definition herein shall have the respective meaning set forth in the UCC.

1.2.          Accounting Principles: Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP as in effect on the Closing Date, to the extent applicable, except as otherwise expressly provided in this Agreement. If there are any changes in GAAP after the Closing Date that would affect the computation of the financial covenants in Section 6.8, such changes shall only be followed, with respect to such financial covenants, from and after the date this Agreement shall have been amended to take into account any such changes.

1.3.          Construction: No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting shall apply to any Loan Documents.

SECTION II.          THE LOANS

2.1.          Revolving Credit - Description:

a.           Subject to the terms and conditions of this Agreement, Lender hereby establishes as of the First Amendment Effective Date for the benefit of Borrowers a revolving credit facility (collectively, the “Revolving Credit”) which shall include cash Advances extended by Lender to or for the benefit of Borrowers from time to time hereunder. The aggregate principal amount of unpaid cash Advances, shall not at any time exceed the Maximum Revolving Credit Amount. Subject to such limitation, the outstanding balance of Advances under the Revolving Credit may fluctuate from time to time, to be reduced by repayments made by Borrowers, to be increased by future Advances which may be made by Lender, to or for the benefit of Borrowers, and, subject to the provisions of Section 8 below, shall be due and payable on the Revolving Credit Maturity Date. If the aggregate principal amount of unpaid cash Advances, at any time exceeds the Maximum Revolving Credit Amount (such excess referred to as “Overadvance”), Borrower shall immediately repay the Overadvance in full.

b.           On the First Amendment Effective Date, Borrowers shall execute and deliver a promissory note to Lender for the Maximum Revolving Credit Amount (“Revolving Credit Note”). The Revolving Credit Note shall evidence Borrowers’ joint and several unconditional obligation to repay Lender for all Advances made under the Revolving Credit, with interest as herein provided. Each Advance under the Revolving Credit shall be deemed evidenced by the Revolving Credit Note, which is deemed incorporated herein by reference and made part hereof. The Revolving Credit Note shall be in form and substance satisfactory to Lender.

c.           The term of the Revolving Credit shall expire on the Revolving Credit Maturity Date. On such date, unless having been sooner accelerated by Lender pursuant to the terms hereof, and without impairing any rights under Section 3.1, all sums owing under the Revolving Credit shall be due and payable in full, and as of and after such date Borrower shall not request and Lender shall not make any further Advances under the Revolving Credit.

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2.2.          Term Loan:

a.           Lender hereby agrees to advance to Borrowers, subject to the terms and conditions of this Agreement, the sum of Nine Million Dollars ($9,000,000) (“Term Loan”). At Closing, Borrowers shall execute and deliver a promissory note to Lender in the original principal amount of the Term Loan (“Term Loan Note”). The Term Loan Note shall evidence Borrowers’ joint and several, unconditional obligation to repay to Lender the Term Loan with interest as herein provided. The Term Loan Note shall be in form and substance reasonably satisfactory to Lender. The principal balance of the Term Loan shall be paid in equal monthly installments of $107,142.86, commencing on January 31, 2013, and continuing on the last day of each calendar month thereafter. A final installment of all unpaid principal and all accrued and unpaid interest outstanding under the Term Loan shall be due and payable on the Term Loan Maturity Date.

2.3.          Reserved:

2.4.          Advances and Payments:

a.           Except to the extent otherwise set forth in this Agreement (or in the case of an Interest Hedging Instrument under the applicable agreements), all payments of principal and of interest on the Term Loan, the Revolving Credit and all Expenses, fees, indemnification obligations and all other charges and any other Obligations of Borrowers, shall be made to Lender at its banking office at 3801 Paxton Street, Harrisburg, PA 17111, or such other office as Lender may designate in writing, in United States dollars, in immediately available funds. Alternatively, Lender may in its discretion (and Borrower hereby authorizes Lender to) make a cash Advance under the Revolving Credit in a sum sufficient to pay all interest accrued and payable on the Obligations and to pay all costs, fees and Expenses owing hereunder. Each Borrower hereby authorizes Lender and further agrees that Lender shall have the unconditional right and discretion (and each Borrower hereby authorizes Lender) to automatically deduct from any of such Borrower’s checking, operating and/or deposit accounts (but excluding any Trust Account) with Lender all of such Borrower’s Obligations as they become due from time to time under this Agreement including, without limitation, interest, principal, fees, indemnification obligations and reimbursement of Expenses. Alternatively, Lender may in its discretion (and each Borrower hereby authorizes Lender to) make a cash Advance under the Revolving Credit in a sum sufficient to pay all interest accrued and payable on the Obligations and to pay all costs, fees and Expenses owing hereunder. Each Borrower acknowledges that such Borrower’s failure to maintain sufficient funds in any checking, operating or deposit account for payment of any of the Obligations, or Lender’s failure to charge any such account shall not relieve Borrowers of any payment obligation under this Agreement or any other Loan Document. Any payments received prior to 2:00 p.m. Eastern time on any Business Day shall be deemed received on such Business Day. Any payments (including any payment in full of the Obligations), received after 2:00 p.m. Eastern time on any Business Day shall be deemed received on the immediately following Business Day.

b.           Cash Advances which may be made by Lender from time to time under the Revolving Credit shall be made available by crediting such proceeds to Borrower’s operating account with Lender.

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(i)          All cash Advances requested by Borrower under the Revolving Credit must be in the minimum amount of Two Hundred Thousand Dollars ($200,000) and integrated multiples of Fifty Thousand Dollars ($50,000) in excess thereof.

(ii)         All cash Advances requested by Borrowers under the Revolving Credit are to be in writing pursuant to a written request (“Advance Request”) executed by an Authorized Officer in the form of Exhibit “C” attached hereto. Requests for Advances must be requested by 2:00 P.M.., Eastern time, on the date such Advance is to be made.

(iii)        Upon receiving a request for an Advance in accordance with subparagraph (ii) above, and subject to the conditions set forth in this Agreement, Lender shall make the requested Advance available to Borrowers as soon as is reasonably practicable thereafter on the day the requested Advance is to be made.

2.5.          Interest:

a.           The unpaid principal balance of cash Advances under the Revolving Credit shall bear interest, subject to the terms hereof at a per annum rate equal to the higher of (a) the sum of the Base Rate plus one hundred (100) basis points and (b) four and one-quarter percent (4.25%). Changes in the interest rate applicable to the Revolving Credit shall become effective on the same day there is a change in the Base Rate.

b.           The unpaid principal balance of the Term Loan shall bear interest, subject to the terms hereof, at four percent (4.00%) per annum.

c.           Interest shall be payable monthly, in arrears, on the first day of each month beginning on the first day of the first full calendar month after the Closing Date, and on the Revolving Credit Maturity Date or Term Loan Maturity Date, as applicable.

2.6.          Additional Interest Provisions:

a.           All computations of interest on the Loans shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

b.           After the occurrence and during the continuance of an Event of Default hereunder, the per annum effective rate of interest on all outstanding principal under the Loans, shall at the option of Lender, be increased by three hundred (300) basis points (“Default Rate”). All such increases may be applied retroactively to the date of the occurrence of the Event of Default. Borrowers agree that the Default Rate payable to Lender is a reasonable estimate of Lender’s damages and is not a penalty and that interest accruing at the Default Rate is payable on demand.

c.           All contractual rates of interest chargeable on outstanding principal under the Loans shall continue to accrue and be paid even after Default, an Event of Default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

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d.           Borrowers shall not be obligated to pay and Lender shall not collect interest at a rate higher than the maximum permitted by law or the maximum that will not subject Lender to any civil or criminal penalties. If, because of the acceleration of maturity the payment of interest in advance or any other reason, Borrowers are required, under the provisions of any Loan Document or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate and any payment made in excess of such maximum rate, together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of the Term Loan, and then to the unpaid principal balance of the Revolving Credit, as of the date on which such excess payment was made. If the amount to be so applied to reduction of the unpaid principal balance of the Loans exceeds the unpaid principal balance, the amount of such excess shall be refunded by Lender to Borrowers.

2.7.          Fees and Charges:

a.           At Closing, Lender shall have fully earned and Borrowers shall be unconditionally obligated to pay to Lender, a non-refundable fee (“Closing Fee”) with respect to the Term Loan in the amount of Twenty Two Thousand Five Hundred Dollars ($22,500), due and payable in full on the Closing Date.

b.           Borrowers shall unconditionally pay to Lender a late charge equal to three percent (3%) of any and all payments of principal or interest on the Loans that are not paid within fifteen (15) days of the due date. Such late charge shall be due and payable regardless of whether Lender has accelerated the Obligations. Borrowers agree that any late fee payable to Lender is a reasonable estimate of Lender’s damages and is not a penalty. The imposition of such late fee shall not be deemed a waiver of any Event of Default.

2.8.          Voluntary and Mandatory Prepayments:

a.           Borrowers may prepay the Revolving Credit in whole or in part at any time or from time to time, without penalty or premium. Any prepayment shall be accompanied by all accrued and unpaid interest.

b.           Borrowers may prepay the Term Loan in whole or in part at any time or from time to time, provided that any prepayment shall be accompanied by all accrued and unpaid interest. Each Borrower hereby agrees that promptly upon demand (and in any event within ten (10) Business Days of such demand) by Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed), Borrowers will, jointly and severally, indemnify Lender against any net loss or expense which Lender may sustain or incur as a result of any such prepayment, including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain the Term Loan, as reasonably determined by Lender. For the purposes of this Section, all determinations of Lender’s net loss or expense shall be made as if Lender had actually funded and maintained the Term Loan based on the one-year LIBOR in effect on the Closing Date through the purchase of deposits having a maturity corresponding to the repayment period for the Term Loan and bearing an interest rate equal to the one-year LIBOR in effect on the Closing Date. For clarity, the indemnity under this Section 2.8(b) shall only be due and payable if one-year LIBOR at the time of such prepayment is lower than one-year LIBOR as in effect on the Closing Date.

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c.           Upon any Asset Sale by any Borrower (other than the sale of Inventory in the ordinary course of business), Borrowers shall prepay the Loans in an amount equal to the Net Proceeds upon any Loan Party’s receipt thereof; provided, however, that no such prepayment shall be required to be made if (i) no Event of Default exists and the Net Proceeds from such Asset Sale are less than $100,000 in the aggregate or (ii) (A) no Event of Default then exists, (B) Borrowers reinvest such Net Proceeds prior to the date that is one hundred and eighty (180) days after the receipt of such Net Proceeds in assets of comparable or superior quality and value to those sold and used or useful in the business of Borrowers within one hundred and eighty (180) days following the receipt of such Net Proceeds, and (C) the Net Proceeds from such Asset Sale are less than $100,000 in the aggregate with the Net Proceeds from all other Asset Sales which were not applied as a prepayment pursuant to this Section 8(b) during the applicable fiscal year of Borrowers. The provisions of this Section 2.8(b) shall not be deemed to be implied consent to any such disposition otherwise prohibited by the terms and conditions of this Agreement.

d.           Upon the incurrence by any Borrower of any Indebtedness (other than Permitted Indebtedness), Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Proceeds received by such Person in connection with such incurrence within five (5) Business Days of the date of such receipt. The provisions of this Section 2.8(c) shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms and conditions of this Agreement.

e.           If any Borrower or any Subsidiary thereof issues any Capital Stock (other than Excluded Equity Issuances), Borrowers shall prepay the Loans in an amount equal to the Net Proceeds of such issuance within five (5) Business Days of receipt thereof.

f.            Upon the receipt by any Borrower of any property or casualty insurance proceeds or condemnation award proceeds, Borrowers shall prepay the Loans in an amount equal to the Net Proceeds of such proceeds within five (5) Business Days of receipt; provided, however, that no such repayment shall be required if, and to the extent that, (i) no Event of Default then exists, and (ii)  Borrowers reinvest such Net Proceeds for the repair, replacement or restoration of the damaged or condemned property within one hundred and eighty (180) days following the receipt of such proceeds.

g.           Upon the receipt by any Loan Party of any purchase price adjustment (other than a working capital adjustment), including any indemnity payment, received pursuant to the Merger Agreement, if an Event of Default has occurred and is continuing, Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to 100% of such amounts received, as applicable, net of (without duplication) any reasonable expenses incurred in collecting such purchase price adjustment, within five (5) Business Days of the date of any such receipt.

h.           Commencing with the fiscal year ending December 31, 2013, for each fiscal year for which Borrowers’ Debt Coverage Ratio is greater than 1.30 to 1.00, Borrowers shall prepay the Loans by paying to Lender in immediately available funds an amount equal to twenty-five percent (25%) of Borrowers’ Excess Cash Flow for such fiscal year. Excess Cash Flow shall be determined for any fiscal year using the figures set forth in the audited financial statements and the Compliance Certificate delivered by Borrowers pursuant to Section 6.9 for such fiscal year. Payments pursuant to this Section 2.8 shall be made within two (2) Business Days after delivery to Lender of such audited financial statements, but in no event later than one hundred twenty (120) days after the end of the applicable fiscal year. In the event that the financial statements are not so delivered, then a calculation based upon estimated amounts shall be made by Lender upon which calculation Borrowers shall make the prepayment required by this Section 2.8(g), subject to adjustment when the financial statements are delivered to Lender as required hereby. Such calculation made by Lender and payment delivered by Borrowers shall not be deemed a waiver of any rights Lender may have as a result of the failure by Borrowers to deliver such financial statement.

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i.            Any prepayments on account of the Loans pursuant to this Section 2.8 shall first be applied to accrued and unpaid interest on the Term Loan, then to accrued and unpaid interest on the Revolving Credit, then to the principal balance of the Term Loan in the inverse order of maturity, and then to the outstanding principal balance under the Revolving Credit.

j.            Any prepayments on account of the Loans (whether voluntary or mandatory) shall not affect any Borrower’s obligation to continue making payments under any Interest Hedging Instrument, which obligations shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Interest Hedging Instrument.

2.9.          Use of Proceeds: The extensions of credit under and proceeds of the Term Loan shall be used solely to pay a portion of the purchase price of the Acquisition, which shall occur as follows: (i) ADC shall receive the Term Loan proceeds from Lender, (ii) ADC shall loan the Term Loan proceeds to Parent on the Closing Date (the “Proceeds Loan”) and (iii) the Parent shall use the proceeds of the Proceeds Loan to pay the purchase price set forth in the Merger Agreement on the Closing Date. The extensions of credit under and proceeds of the Revolving Credit shall be used for working capital and general corporate purposes.

2.10.         Capital Adequacy: If, after the date hereof, Lender reasonably determines that (a) the adoption of or change in any law, rule, regulation or guidelines regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (b) compliance by Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on Lender’s or such holding company’s capital as a consequence of the Lender’s commitments hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by Lender to be material, then Lender may notify Borrowers thereof, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which Lender first made demand therefor; provided, that if the event giving rise to such costs or reductions has retroactive effect, such 180 day period shall be extended to include the period of retroactive effect. Following receipt of such notice, Borrowers agree to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within ninety (90) days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender’s calculation thereof and the assumption upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods. Any rules, regulations, policies, guidelines, directives or similar requirements adopted, promulgated or implemented in connection with (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and (b) the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any United States Governmental Authority, in each case pursuant to Basel III, shall in all events are deemed to have been imposed, introduced and adopted after the date of this Agreement.

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2.11.         Joint and Several Liability.

a.           Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Lender to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

b.           The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Lender shall not incur liability to Borrowers as a result thereof. To induce Lender to do so and in consideration thereof, each Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Lender on any request or instruction from Borrowing Agent or any other action taken by Lender with respect to this Section 2.9 except due to willful misconduct or gross negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

c.           All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Lender to any Borrower, failure of Lender to give any Borrower notice of borrowing or any other notice, any failure of Lender to pursue or preserve its rights against any Borrower, the release by Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Lender to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof. Each Borrower waives all suretyship defenses.

d.           Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ Property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

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2.12.         Taxes.

a.           All payments made by Borrowers hereunder or under the Notes shall be, except as provided in Section 2.12(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of Lender (including franchise taxes imposed in lieu thereof) pursuant to the laws of the jurisdiction in which Lender is organized or the jurisdiction in which the principal office or applicable lending office of Lender is located or any subdivision thereof or therein and any branch profit taxes imposed by the United States or any similar tax imposed by any jurisdiction described above) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, except as provided in Section 2.12(b), Borrowers agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under the Notes, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Notes. Borrowers will furnish to Lender as soon as practicable after the date the payment of any Taxes is due pursuant to any Requirement of Law, certified copies (to the extent reasonably available and required by any Requirement of Law) of tax receipts evidencing such payment by Borrowers. Borrowers agree to indemnify and hold harmless Lender, and reimburse Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by Lender.

b.           Lender agrees to use reasonable efforts to avoid or to minimize any amounts that might otherwise be payable pursuant to this Section 2.12; provided however, that such efforts shall not cause Lender to incur any additional costs or legal or regulatory burdens deemed by Lender in its reasonable discretion to be material.

c.           If any Borrower pays any additional amount pursuant to this Section 2.12, Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that, Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its reasonable discretion, that claiming a refund or credit would cause materially adverse tax consequences to it.

d.           The agreements in this Section 2.12 shall survive the termination of this Agreement and the payment of the Obligations.

SECTION III.         COLLATERAL

3.1.          Collateral: As security for the payment of the Obligations and the ACI Obligations, and satisfaction by each Borrower of all covenants and undertakings contained in this Agreement and the other Loan Documents:

a.           Personal Property: Each Borrower hereby assigns and grants to Lender, a continuing Lien on and security interest in, upon and to all assets of such Borrower, including but not limited to the following Property, all whether now owned or hereafter acquired, created or arising and wherever located:

(i)          Accounts - All Accounts;

(ii)         Chattel Paper - All Chattel Paper;

(iii)        Documents - All Documents;

(iv)        Instruments - All Instruments;

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(v)         Inventory - All Inventory;

(vi)        General Intangibles- All General Intangibles;

(vii)       Equipment- All Equipment,

(viii)      Fixtures - All Fixtures;

(ix)         Deposit Accounts - All Deposit Accounts (including any Permitted Investments that constitute Deposit Accounts, but excluding any Trust Accounts);

(x)          Goods - All Goods;

(xi)         Letter of Credit Rights – All Letter of Credit Rights;

(xii)        Supporting Obligations – All Supporting Obligations;

(xiii)       Investment Property - All Investment Property (including any Permitted Investments that constitute Investment Property);

(xiv)      Commercial Tort Claims – All Commercial Tort Claims identified and described on Schedule “5.20” (as amended or supplemented from time to time);

(xv)       Property in Lender’s Possession- All Property of such Borrower, now or hereafter in Lender’s possession;

(xvi)      Books and Records-All of Borrower’s present and future business records and information, including, but not limited to, manual records, computer runs, print outs, tapes, disks, software, programs, source codes and any other computer prepared information and equipment of any kind; and

(xvii)     Proceeds–All products of and Accessions to any of the foregoing and all Proceeds (including, without limitation, insurance policies and proceeds), whether cash or non-cash, of all of the foregoing property described in clauses (i) through (xvi);

provided, however, that the Collateral shall not include any Excluded Property.

b.           Collateral Assignments. Borrowers shall execute and deliver or cause the execution and delivery of the Collateral Assignment.

3.2.          Lien Documents: At Closing and thereafter as Lender deems necessary, each Loan Party shall execute and/or deliver to Lender, or have executed and delivered (all in form and substance satisfactory to Lender and its counsel):

a.           Financing statements pursuant to the UCC, which Lender may file in the jurisdiction where such Loan Party is organized and in any other jurisdiction that Lender deems appropriate;

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b.           Any certificates evidencing the Capital Stock pledged to Lender pursuant to the Pledge Agreement, duly indorsed in blank; and

c.           Any other agreements, documents, instruments and writings, including, without limitation, intellectual property security agreements, required by Lender to evidence, perfect or protect the Liens and security interests in the Collateral or as Lender may reasonably request from time to time.

3.3.          Other Actions:

a.           In addition to the foregoing, each Borrower shall do anything further that may be reasonably required by Lender to secure Lender and effectuate the granting and perfection of Liens under this Agreement, including, without limitation, the execution and delivery of security agreements, contracts and any other documents required hereunder and the delivery of motor titles with Lender’s lien noted thereon. At Lender’s reasonable request, each Borrower shall also promptly deliver (with execution by such Borrower of all necessary documents or forms to reflect, implement or enforce the Liens described herein), or cause to be delivered to Lender all items for which Lender must receive possession to obtain a perfected security interest, including without limitation, all notes, stock powers, letters of credit, certificates and documents of title, Chattel Paper, Warehouse Receipts, Instruments, and any other similar instruments constituting Collateral.

b.           Lender is hereby authorized to file financing statements and amendments to financing statements without any Borrower’s signature, in accordance with the UCC. Each Borrower hereby authorizes Lender to file all such financing statements and amendments to financing statements describing the Collateral in any filing office as Lender, in its sole discretion may determine, including financing statements listing “All Assets” in the collateral description therein. Each Borrower agrees to comply with the requests of Lender in order for Lender to have and maintain a valid and perfected first security interest in the Collateral including, without limitation, executing and using commercially reasonable efforts to cause any other Person to execute such documents as Lender may require to obtain Control (as defined in the UCC) over all Deposit Accounts (other than Trust Accounts), Letter of Credit Rights and Investment Property.

3.4.          Searches, Certificates:

a.           Lender shall, prior to or at Closing, and thereafter as Lender may reasonably determine from time to time, at Borrowers’ expense, obtain the following searches (the results of which are to be consistent with the warranties made by Loan Parties in this Agreement):

(i)          UCC searches with the Secretary of State and local filing office of each state where each Loan Party is organized, maintains its executive office, a place of business, or assets; and

(ii)         Judgment, state and federal tax lien and corporate tax lien searches, in all applicable filing offices of each state searched under subparagraph (i) above.

b.           Each Loan Party shall, prior to or at Closing and at its expense, obtain and deliver to Lender good standing certificates showing such Loan Party to be in good standing in its state of organization and in each other state in which it is doing and presently intends to do business for which qualification is required.

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3.5.          Landlord’s and Warehouseman’s Waivers; Access Agreements: Each Borrower will use its commercially reasonable efforts to cause each owner of any premises occupied by such Borrower or to be occupied by such Borrower and each warehouseman of any warehouse, where, in either case Collateral is held, to execute and deliver to Lender an instrument, in form and substance satisfactory to Lender, under which such owner(s) or warehouseman subordinates its/his/their interests in and waives its/his/their right to distrain on or foreclose against the Collateral and agrees to allow Lender to enter into and remain on such premises to dispose of or deal with any Collateral located thereon.

3.6.          Filing Security Agreement: A carbon, photographic or other reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

3.7.          Power of Attorney: Each of the officers of Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of such Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to such Borrower and constitute collections on such Borrower’s Accounts or proceeds of other Collateral; (b) execute and/or file in the name of each Borrower any financing statements, schedules, assignments, instruments, documents and statements that such Borrower is obligated to give Lender hereunder or is necessary to perfect (or continue or evidence the perfection of such security interest or Lien) Lender’s security interest or Lien in the Collateral including without limitation, the notification of Account Debtors of Lender’s security interest in any such Collateral; and (c) upon the occurrence of an Event of Default which is continuing do such other and further acts and deeds in the name of each Borrower that Lender may reasonably deem necessary or desirable to enforce any Account or other Collateral.

SECTION IV.          CLOSING AND CONDITIONS PRECEDENT TO ADVANCES

Closing under this Agreement is subject to the following conditions precedent (all instruments, documents and agreements to be in form and substance satisfactory to Lender and Lender’s counsel):

4.1.          Resolutions, Opinions, and Other Documents: Each Loan Party shall have delivered, or caused to be delivered to Lender the following:

a.           this Agreement, the Term Loan Note and each of the other Loan Documents to be executed and/or delivered by each Borrower or any other Person pursuant to this Agreement, all properly executed;

b.           financing statements, certificates evidencing the Capital Stock pledged to Lender under the Pledge Agreement, duly indorsed in blank, and each of the other Loan Documents;

c.           the landlord’s and warehouseman’s waivers required under Section 3.5;

d.           certified copies of (i) resolutions of each Loan Party’s board of directors, authorizing the execution, delivery and performance of this Agreement, the Term Loan Note to be issued hereunder and each of the other Loan Documents required to be delivered by any Section hereof and (ii) each Loan Party’s Organizational Documents (certified by the applicable secretary of state), as applicable;

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e.           an incumbency certificate for each Loan Party identifying all Authorized Officers, with specimen signatures;

f.            a written opinion of each Loan Party’s independent counsel addressed to Lender and opinions of such other counsel as Lender deems reasonably necessary;

g.           such financial statements, reports, certifications and other operational information as Lender may reasonably require, satisfactory in all respects to Lender;

h.           certification by an Authorized Officer of the Borrowers that there has not occurred any material adverse change in the operations and condition (financial or otherwise) of the Borrowers, taken as a whole, since December 31, 2011;

i.            certification by an Authorized Officer of Parent that there has not occurred any material adverse change in the operations and condition (financial or otherwise) of Parent since September 30, 2011;

j.            payment by Borrowers of all fees including, without limitation, the Closing Fee, and all Expenses associated with the Term Loan required to be paid hereunder;

k.          searches and certificates required under Section 3.4;

l.            insurance certificates and policies as required under Section 6.2;

m.           copies of the (i) Merger Agreement and (ii) Management Agreement, all certified as true and correct by an Authorized Officer of Borrowing Agent;

n.           evidence that the Acquisition has been consummated in accordance with the terms of the Merger Agreement;

o.           all required due diligence reports relating to the Acquisition, including but not limited to a review of the historical and interim financial statements, which Lender shall have reviewed to its reasonable satisfaction;

p.           copies of the Employment Agreements, which Lender shall have reviewed to its reasonable satisfaction;

q.           copies of Borrowers’ material contracts with their Affiliates, which Lender shall have reviewed to its satisfaction;

r.            the Management Fee Subordination Agreement, duly executed by all parties thereto;

s.          such other documents reasonably required by Lender.

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4.2.          Absence of Certain Events: At the Closing Date, no Default or Event of Default hereunder shall have occurred and be continuing.

4.3.          Warranties and Representations at Closing: The warranties and representations contained in Section 5 as well as any other Section of this Agreement shall be true and correct in all respects on the Closing Date with the same effect as though made on and as of that date, except to the extent such warranties and representations relate to an earlier date, in which case such warranties and representations shall be true and correct in all respects as of such earlier date. No Loan Party shall have taken any action or permitted any condition to exist which would have been prohibited by any Section hereof.

4.4.          Compliance with this Agreement: Each Loan Party shall have performed and complied with all agreements, covenants and conditions contained herein including, without limitation, the provisions of Sections 6 and 7 hereof, which are required to be performed or complied with by the Loan Parties before or at the Closing Date.

4.5.          Officers’ Certificate: Lender shall have received a certificate dated the Closing Date and signed by the chief financial officer of each Loan Party certifying that all of the conditions specified in this Section 4 have been fulfilled.

4.6.          Closing: Subject to the conditions of this Section, the Term Loan shall be made available on such date (the “Closing Date”) and at such time as may be mutually agreeable to the parties contemporaneously with the execution hereof (“Closing”) at such place as may be mutually agreeable to the parties.

4.7.          Waiver of Rights: By completing the Closing hereunder, Lender does not thereby waive a breach of any warranty or representation made by any Loan Party hereunder or under any agreement, document, or instrument delivered to Lender or otherwise referred to herein, and any claims and rights of Lender resulting from any breach or misrepresentation by any Loan Party are specifically reserved by Lender.

4.8.          Conditions for Future Advances: The making of Advances under the Revolving Credit in any form following the First Amendment Effective Date is subject to the following conditions precedent (all instruments, documents and agreements to be in form and substance satisfactory to Lender and its counsel) following the First Amendment Effective Date:

a.           This Agreement and each of the other Loan Documents shall be effective;

b.           No event or condition shall have occurred or become known to any Loan Party, or would result from the making of any requested Advance, which could have a Material Adverse Effect;

c.           No Default or Event of Default then exists or after giving effect to the making of the Advance would exist;

d.           Each Advance is within and complies with the terms and conditions of this Agreement including, without limitation, the notice provisions contained in Section 2.4 hereof;

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e.           No Lien has been imposed on any Loan Party or any Loan Party’s property in violation of Section 7.3; and

f.            Each representation and warranty set forth in Section 5 and any other Loan Document in effect at such time (as amended or modified from time to time) is then true and correct in all material respects as if made on and as of such date except to the extent such representations and warranties are made only as of a specific earlier date.

SECTION V. REPRESENTATIONS AND WARRANTIES

To induce Lender to complete the Closing and make the Term Loan to Borrowers, each Loan Party warrants and represents to Lender that:

5.1.          Organization and Validity:

a.           Each Loan Party (i) is a corporation, duly organized and validly existing under the laws of the state of its organization, (ii) has the appropriate power and authority to operate its business and to own its Property and (iii) is duly qualified, is validly existing and in good standing and has lawful power and authority to engage in the business it conducts in each state where the nature and extent of its business requires qualification, except where the failure to so qualify does not and could not have a Material Adverse Effect. A list of all states and other jurisdictions where each Loan Party is qualified to do business on the Closing Date is shown on Schedule “5.1” attached hereto and made part hereof.

b.           The making and performance of this Agreement and the other Loan Documents and consummation of the Acquisition will not (i) violate any Requirement of Law or decree, award, injunction, judgment by which such Loan Party is bound, (ii) violate the Organizational Documents of any Loan Party, (iii) cause or result in the imposition or creation of any lien upon any property of any Loan Party, (iv) or violate or result in a default or breach (immediately or with the passage of time) under any contract, agreement, indenture or instrument to which such Loan Party is a party, or by which such Loan Party is bound, including the Material Agreements. No Loan Party is in violation of any term of any contract, agreement, indenture or instrument to which it is a party or by which it may be bound which violation has or could have a Material Adverse Effect, or of its Organizational Documents.

c.           Each Loan Party has all requisite power and authority to enter into and perform this Agreement and each other Loan Document to which it is party and to incur the obligations herein and therein provided for, and has taken all proper and necessary action to authorize the execution, delivery and performance of this Agreement, and the other Loan Documents as applicable.

d.           This Agreement, the Term Loan Note to be issued hereunder, and all of the other Loan Documents, when delivered, will be valid and binding upon each Loan Party, as applicable, and enforceable in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

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5.2.          Places of Business: The only places of business of each Borrower, and the places where such Borrower keeps and intends to keep its Property as of the Closing Date, are at the addresses shown on Schedule “5.2” attached hereto and made part hereof.

5.3.          Pending Litigation: There are no suits, claims, judgments or judicial or administrative orders or proceedings pending, or to the knowledge of any Loan Party, threatened, against any Loan Party in any court or before any Governmental Authority which (i) individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect, (ii) individually or in the aggregate could reasonably be expected to prevent consummation of the Acquisition or (iii) allege the invalidity of or dispute any of the terms of this Agreement or any Loan Document. No Loan Party is in violation of any order, writ, injunction or decree of any Governmental Authority. To the knowledge of each Loan Party, there are no investigations (civil or criminal) pending or threatened against such Loan Party in any court or before any Governmental Authority.

5.4.          Title to Properties: Each Borrower has good and marketable title in fee simple (or its equivalent under applicable law) to all the Property it purports to own, free from Liens and free from the claims of any other Person, except for Permitted Liens.

5.5.          Consent: No consent, approval, license or authorization of any Person, or recording, registration or filing with any Person is required by any Requirement of Law or any agreement in connection with any Loan Party’s execution, delivery and performance of this Agreement or any other Loan Documents or consummation of the Acquisition, other than (a) the filings and other actions required to be taken by the terms of the Loan Documents to perfect the Liens created by the Loan Documents, (b) filing of the Certificate of Merger with the Delaware Secretary of State, and (c) the filings to be made by Parent with the Securities and Exchange Commission pursuant to applicable securities laws.

5.6.          Taxes: All tax returns required to be filed by any Loan Party in any jurisdiction have been filed. All taxes, assessments, fees and other governmental charges upon any Loan Party, or upon any of its Property, income or franchises, which are shown to be due and payable on such returns have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained under GAAP and as to which no Lien has been entered. As of the Closing Date, no Loan Party is aware of any proposed additional tax assessment or tax to be assessed against or applicable to any Loan Party.

5.7.          Financial Statements and Projections: a. The annual audited balance sheet of each Borrower as of December 31, 2011, and the related statements of profit and loss, stockholder’s equity and cash flow as of such date accompanied by reports thereon from such Borrower’s independent certified public accountants (complete copies of which have been delivered to Lender), and the interim reviewed balance sheet of each Borrower as of June 30, 2012, and the related statements of profit and loss, stockholder’s equity and cash flow as of such date have been prepared in accordance with GAAP and present fairly the financial position of each Borrower as of such date and the results of its operations for such periods, subject to lack of footnotes and year-end adjustments for interim financial statements.

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b.          The annual audited balance sheet of Parent as of September 30, 2011, and the related statements of profit and loss, stockholder’s equity and cash flow as of such date accompanied by reports thereon from such Borrower’s independent certified public accountants (complete copies of which have been delivered to Lender), and the interim internally prepared balance sheet of Parent as of June 30, 2012, and the related statements of profit and loss, stockholder’s equity and cash flow as of such date have been prepared in accordance with GAAP and present fairly the financial position of Parent as of such date and the results of its operations for such periods, subject to lack of footnotes and year-end adjustments for interim financial statements.

c.          The fiscal year for each Borrower currently ends on December 31. The fiscal year for Parent currently ends on September 30. Each Loan Party’s federal tax identification number and each Borrower’s state organizational identification number for UCC purposes are as shown on Schedule “5.7” attached hereto and made part hereof.

d.          As of the Closing Date, no Loan Party has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in Section 5.7(a)and (b) or set forth on Schedule “5.7” and there are not now and not anticipated any material unrealized losses of any Loan Party.

e.          The operating projections that have been previously submitted to Lender and that will be submitted to Lender pursuant to Section 6.9, present, to each Loan Party’s knowledge and belief based on the assumptions set forth in such projections, the expected results of operations and sources and uses of cash of Borrowers for the periods covered by such projections (it being recognized by Lender that any projections and forecasts provided by the Loan Parties are based on estimates and assumptions believed by the Loan Parties to be reasonable as of the date of the projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

5.8.          Full Disclosure: The financial statements referred to in Section 5.7 of this Agreement do not, nor does any other written statement of any Loan Party to Lender in connection with the negotiation of the Term Loan, contain any untrue statement of a material fact in light of the circumstances under which such statements were made as of the time when such statements were made. Such statements, taken as a whole, do not omit a material fact, the omission of which would make the statements contained therein misleading in light of the circumstances under which such statements were made as of the time when such statements were made. As of the Closing Date, there is no fact known to any Loan Party which has not been disclosed in writing to Lender which has or could have a Material Adverse Effect.

5.9.          Subsidiaries: As of the Closing Date, no Borrower has any Subsidiaries or Affiliates, except as shown on Schedule “5.9” attached hereto and made part hereof, which Schedule shows such Subsidiary’s or Affiliate’s name, jurisdiction of organization, classes of Capital Stock and the holders of such Capital Stock.

5.10.        Investments, Guarantees, Contracts, etc.:

a.          As of the Closing Date, no Loan Party owns or holds equity or long term debt investments in, or has any outstanding advances to, any other Person, except as shown on Schedule “5.10(a),” attached hereto and made part hereof.

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b.          As of the Closing Date, no Borrower has entered into any leases for real or personal Property (whether as landlord or tenant or lessor or lessee), except as shown on Schedule “5.10(b),” attached hereto and made part hereof.

c.          As of the Closing Date, no Loan Party is a party to any contract or agreement, or subject to any restriction under any Organizational Document, which, assuming compliance with such contract, agreement or restriction, has or could reasonably be expected to have a Material Adverse Effect.

d.          Except as otherwise specifically provided in this Agreement, no Loan Party has agreed or consented to, or is party to any agreement, restricting, directly or indirectly, the granting of a Lien with respect to any Loan Party’s Property.

5.11.        Government Regulations, ERISA, etc.:

a.             The use of the proceeds of the Term Loan will not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. No Borrower owns or intends to carry or purchase any “margin stock” within the meaning of said Regulation U.

b.             Each Loan Party has obtained all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its Property and for the conduct of its business.

c.             (i)          No Loan Party, no Subsidiary of any Loan Party and no ERISA Affiliate maintains or contributes to any Employee Pension Plan or Multiemployer Plan, except as disclosed on Schedule 5.11(c) attached hereto. Each Loan Party has furnished to Lender a copy of the most recent actuarial report for each Employee Pension Plan that is a defined benefit plan as defined in Section 3(35) of ERISA, and for any Plan that is a funded employee welfare benefit plan, and each such report is accurate in all material respects.

(ii)          Each Plan, which is intended to be qualified within the meaning of Section 401(a) of the Code, has received a favorable determination, opinion or advisory letter from the IRS with respect to all plan document qualification requirements for which the remedial amendment period under Section 401(b) of the Code has closed, any plan document amendments required by such determination letter were made as and when required by such determination letter, and nothing has occurred, whether by action or failure to act, since the date of such letter which would reasonably be expected to prevent any such plan from remaining so qualified.

(iii)          Each Plan has been operated in all material respects in compliance with the requirements of the Code and ERISA and the terms of each Plan.

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(iv)          Except as specifically disclosed on Schedule 5.11(c): (a) with respect to any Plan, there has been no transaction in connection with which any Loan Party, its Subsidiaries or their respective ERISA Affiliates could be subject to either a material civil penalty assessed pursuant to Section 502(i) of ERISA or a material tax penalty imposed pursuant to Section 4975 of the Code; (b) there has been no failure by any Employee Pension Plan to satisfy the Minimum Funding Standards applicable to such Employee Pension Plan, whether or not waived, or an unfulfilled obligation to contribute to any Multiemployer Plan; (c) no liability to the PBGC has been or is reasonably expected to be incurred with respect to any Employee Pension Plan except for required premium payments to the PBGC; (d) there has been (1) no Reportable Event with respect to any Employee Pension Plan, and (2) no event or condition which presents a material risk of termination of any Employee Pension Plan by the PBGC, in either case involving conditions which could result in any liability to the PBGC; (e) neither any Loan Party, its Subsidiaries nor any ERISA Affiliate (1) has incurred or reasonably expects to incur Withdrawal Liability with respect to any Multiemployer Plan, (2) has received any notification that a Multiemployer Plan is in Reorganization, or (3) reasonably expects any Multiemployer Plan to be in Reorganization; (f) there is no material liability, and no circumstances exist pursuant to which any such material liability could reasonably be imposed on any Loan Party, any of its Subsidiaries or any ERISA Affiliate under Sections 4980B, 4980D or 5000 of the Code or Sections 409 and 502(l) of ERISA, with respect to any Plan; (g) there is no Plan (that is an “employee welfare benefit plan,” as defined in Section 3(1) of ERISA) (1) providing for retiree health and/or life insurance or death benefits, other than for continuation coverage described under COBRA (or similar state law) or (2) having unfunded liabilities; (h) neither any Loan Party, its Subsidiaries nor any ERISA Affiliate is subject to the Early Warning Program of the PBGC (as described in PBGC Technical Update 00-3) or has been contacted by the PBGC in connection with the PBGC’s Early Warning Program; and (i) there is no outstanding material liability attributable to any Employee Pension Plan subject to Title IV of ERISA or any Multiemployer Plan which was previously maintained by or to which contributions were made or required to be made by any Loan Party, any of its Subsidiaries or any ERISA Affiliate, or any entity that heretofore was an ERISA Affiliate.

d.            No Loan Party is in violation of, or in receipt of written notice that it is in violation of, any Requirement of Law (including, without limitation, Environmental Laws), a violation of which causes or could reasonably be expected to cause a Material Adverse Effect.

5.12.        Business Interruptions: Within five (5) years prior to the date hereof, none of the business, Property or operations of any Borrower has been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against such Borrower. There are no pending or, to any Loan Party’s knowledge, threatened labor disputes, strikes, lockouts or similar occurrences or grievances affecting any Borrower. No labor contract of any Borrower is scheduled to expire prior to the Term Loan Maturity Date.

5.13.        Names and Intellectual Property:

a.            Within five (5) years prior to the Closing Date, no Borrower has conducted business under or used any other name (whether corporate or assumed) except for the names shown on Schedule “5.13(a)” attached hereto and made part hereof. Each Borrower is the sole owner of all names listed on such Schedule “5.13(a)” and any and all business done and all invoices issued in such trade names are such Borrower’s sales, business and invoices. Each trade name of each Borrower represents a division or trading style of such Borrower and not a separate Subsidiary or Affiliate or independent entity.

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b.          All trademarks, service marks, patents or copyrights which each Borrower uses, plans to use or has a right to use as of the Closing Date are shown on Schedule “5.13(b)” attached hereto and made part hereof and such Borrower is the sole owner of such Property except to the extent any other Person has claims or rights in such Property, as such claims and rights are shown on Schedule “5.13(b)”. All material copyrights have been registered with the United States Copyright Office. No Borrower is in violation of any rights of any other Person with respect to such Property.

c.           Except as shown on Schedule “5.13(c)” attached hereto and made part hereof, (i) no Borrower requires any copyrights, patents, trademarks or other intellectual property, or any license(s) to use any patents, trademarks or other intellectual property in order to provide services to its customers in the ordinary course of business; and (ii) Lender will not require any copyrights, patents, trademarks or other intellectual property or any licenses to use the same in order to provide such services after the occurrence of an Event of Default.

5.14.        Other Associations: As of the Closing Date, no Loan Party is engaged and has any interest in any joint venture or partnership with any other Person except as shown on Schedule “5.14,” attached hereto and made part hereof.

5.15.        Environmental Matters: Except as shown on Schedule “5.15,” attached hereto and made part hereof:

a.          To the best of each Loan Party’s knowledge after due inquiry, no Property presently owned, leased or operated by any Borrower contains, or has previously contained, any Hazardous Substances in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law.

b.          To the best of each Loan Party’s knowledge after due inquiry, each Loan Party is in compliance, and, for the duration of all applicable statutes of limitations periods, has been in compliance with all applicable Environmental Laws, and there is no contamination at, under or about any properties presently owned, leased, or operated by any Borrower or violation of any Environmental Law with respect to such properties which could reasonably be expected to interfere with any of their continued operations or reasonably be expected to impair the fair saleable value thereof.

c.          No Loan Party has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance assessment with Environmental Laws and no Loan Party has any knowledge that any such notice will be received or is being threatened.

d.          Hazardous Substances have not been transported or disposed of in a manner or to a location which are reasonably likely to give rise to liability of any Borrower under any Environmental Law.

e.          No judicial proceeding or governmental or administrative action is pending, or to the knowledge of any Loan Party, threatened under any Environmental Law to which any Borrower is, or to any Loan Party’s knowledge will be, named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding, the implementation of which is reasonably likely to have a Material Adverse Effect on any natural resources or on any Borrower’s business, financial condition, Property or prospects under any Environmental Law.

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5.16.        Investment Company Act: No Loan Party is an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act of 1940.

5.17.        Capital Stock: The authorized and outstanding Capital Stock of each Borrower as of the Closing Date is as shown on Schedule “5.17” attached hereto and made part hereof. All of the Capital Stock of each Loan Party has been duly and validly authorized and issued and is fully paid and non-assessable and has been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all Federal and state laws and the rules and regulations of all Governmental Authorities governing the sale and delivery of securities. There are no subscriptions, warrants, options, calls, commitments, rights or agreements by which any Borrower or any of the shareholders of any Borrower is bound relating to the issuance, transfer, voting or redemption of shares of its Capital Stock or any pre-emptive rights held by any Person with respect to the shares of Capital Stock of such Loan Party. No Borrower has issued any securities convertible into or exchangeable for shares of its Capital Stock or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

5.18.        Solvency: After giving effect to the transactions contemplated under this Agreement (including consummation of the Acquisition), each Loan Party is solvent, is able to pay its debts as they become due, and has capital sufficient to carry on its business and all businesses in which it is about to engage, and now owns Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay such Loan Party’s debts. No Loan Party will be rendered insolvent by the execution and delivery of this Agreement or any of the other Loan Documents executed in connection with this Agreement or by the transactions contemplated hereunder or thereunder.

5.19.        Perfection and Priority: This Agreement and the other Loan Documents are effective to create in favor of Lender legal, valid and enforceable Liens in all right, title and interest of each Loan Party (excluding JetPay Dallas) in the Collateral, and when financing statements have been filed in the offices of the jurisdictions shown on Schedule “5.19,” attached hereto and made part hereof under such Loan Party’s name and control is taken with respect to such Collateral where control is necessary to perfect such security interest, such Loan Party will have granted to Lender, and Lender will have perfected first priority Liens (subject to Permitted Liens) in the Collateral, to the extent a security interest therein can be perfected by filing a financing statement or obtaining control, superior in right to any and all other Liens, existing or future other than Permitted Liens.

5.20.        Commercial Tort Claims: As of the Closing Date, no Borrower is a party to any Commercial Tort Claims, except as shown on Schedule “5.20” attached hereto and made part hereof.

5.21.        Letter of Credit Rights: As of the Closing Date, no Borrower has any Letter of Credit Rights, except as shown on Schedule “5.21,” attached hereto and made part hereof.

5.22.        Deposit Accounts: As of the Closing Date, all Deposit Accounts (excluding all Trust Accounts) of each Borrower are shown on Schedule “5.22,” attached hereto and made part hereof.

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5.23.        Anti-Terrorism Laws:

a.           General. No Loan Party nor any Subsidiary of a Loan Party is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

b.          Executive Order No. 13224. Neither any Loan Party nor any Subsidiary of a Loan Party, or to any Loan Party’s knowledge, any of its respective agents acting or benefiting in any capacity in connection with the Term Loan or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i)           a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii)          a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii)         a Person with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)         a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v)          a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(vi)         a Person who is affiliated with a Person listed above.

5.24.        Delivery of Acquisition Documents: Lender has received complete copies of the Merger Agreement and each of the other instruments, documents and agreements related thereto, and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. The Merger Agreement has not been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to, and approved by, Lender. All of the transactions contemplated to occur under the Merger Agreement on or before the Closing Date have been consummated pursuant to the terms thereof, no party to the Merger Agreement has waived the fulfillment of any material condition precedent set forth therein, without Lender’s written consent, and no party has failed to perform any of its material obligations thereunder.

5.25.        Management Agreements: Except for the Management Agreement, no Borrower is a party to any management, employment, consulting or other similar agreement or arrangement (whether oral or written) respecting the management of their respective businesses except for the Employment Agreements and other usual and customary employment agreements.

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SECTION VI.       AFFIRMATIVE COVENANTS

Each Loan Party covenants that until all of the Obligations are paid and satisfied in full (excluding contingent indemnification and expense reimbursement obligations to the extent no claim giving rise thereto has been asserted) and the Revolving Credit has been terminated, that:

6.1.          Payment of Taxes and Claims: Each Loan Party shall pay, before they become delinquent, all federal and other material taxes, assessments and governmental charges, or levies imposed upon it, or upon such Loan Party’s Property, and all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons, entitled to the benefit of statutory or common law Liens which, in any case, if unpaid, would result in the imposition of a Lien upon its Property; provided however, that each Loan Party shall not be required to pay any such tax, assessment, charge, levy, claim or demand if the amount, applicability or validity thereof, shall at the time, be contested in good faith and by appropriate proceedings by such Loan Party, and if such Loan Party shall have set aside on its books adequate reserves in respect thereof, if so required in accordance with GAAP; which deferment of payment is permissible so long as no Lien other than a Permitted Lien has been entered and such Loan Party’s title to, and its right to use, its Property are not materially adversely affected thereby.

6.2.          Maintenance of Properties and Corporate Existence:

a.          Property – Each Borrower shall maintain its Property in good condition (normal wear and tear excepted), make all necessary renewals, replacements, additions, betterments and improvements thereto and will pay and discharge when due the cost of repairs and maintenance to its Property, and will pay all rentals when due for all real estate leased by such Loan Party.

b.          Property Insurance, Public and Products Liability Insurance – Each Borrower shall maintain insurance (i) on all insurable tangible Property against fire, flood, casualty and such other hazards (including, without limitation, extended coverage, workmen’s compensation, boiler and machinery, with inflation coverage by endorsement) and (ii) against public liability, product liability and business interruption, in each case in such amounts, with such deductibles and with such insurers as are customarily used by companies operating in the same industry as such Loan Party. At or prior to Closing, each Borrower shall furnish Lender with duplicate original policies of insurance or such other evidence of insurance as Lender may require, and any certificates of insurance shall be issued on Acord Form-27. In the event any Borrower fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, Lender may do so for such Borrower but such Borrower shall continue to be liable for the same. The policies of all such casualty insurance shall contain standard Lender’s Loss Payable Clauses (and, with respect to liability and interruption insurance, additional insured clauses) issued in favor of Lender under which all losses thereunder shall be paid to Lender as Lender’s interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to Lender and shall insure Lender notwithstanding the act or neglect of any Loan Party. Each Borrower hereby appoints Lender as such Borrower’s attorney-in-fact, exercisable at Lender’s option to endorse any check which may be payable to such Borrower in order to collect the proceeds of such insurance and any amount or amounts collected by Lender pursuant to the provisions of this Section may be applied by Lender, in its sole discretion, to any Obligations or to repair, reconstruct or replace the loss of or damage to Collateral as Lender in its discretion may from time to time determine; provided that so long as no Event of Default shall have occurred and be continuing, Borrower’s consent shall be required prior to any repair, reconstruction or replacement by Lender. Each Borrower further covenants that all insurance premiums owing under its current policies have been paid. Each Borrower shall notify Lender, immediately, upon such Loan Party’s receipt of a notice of termination, cancellation, or non-renewal from its insurance company of any such policy.

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c.          Financial Records – Each Loan Party shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. No Loan Party shall change its fiscal year end date without the prior written consent of Lender.

d.          Corporate Existence and Rights – Each Loan Party shall do (or cause to be done) all things necessary to preserve and keep in full force and effect its existence, good standing, rights and franchises. Each Loan Party shall obtain and maintain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or the conduct of its businesses.

e.          Compliance with Laws – Each Loan Party shall be in compliance in all material respects with any and all Requirements of Law to which it is subject, including without limitation, Environmental Laws. Each Loan Party shall timely satisfy all assessments, fines, costs and penalties imposed (after exhaustion of all appeals, provided a stay has been put in effect during such appeal) by any Governmental Authority against Loan Party or any Property of such Loan Party.

6.3.          Business Conducted: Each Borrower shall continue in the business presently operated by it using its commercially reasonable efforts to maintain its customers and goodwill. No Borrower shall engage, directly or indirectly, in any material respect in any line of business substantially different from the businesses conducted by such Borrower immediately prior to the Closing Date. Parent shall not engage, directly or indirectly, in any material respect in any line of business that is not either related, ancillary or complementary to the business of Parent as of the Closing Date, or to the businesses conducted by Borrowers.

6.4.          Litigation Notices: Each Loan Party (but, prior to a JetPay Dallas Pledge Event, excluding JetPay Dallas) shall give prompt notice to Lender of any litigation claiming in excess of One Hundred Thousand Dollars ($100,000) from such Loan Party, or which may otherwise have a Material Adverse Effect.

6.5.          Issue Taxes: Each Loan Party shall pay all taxes (other than taxes based upon or measured by any Lender’s income or revenues or any personal property tax), if any, in connection with the issuance of the Notes and the recording of any lien documents. The obligations of each Loan Party hereunder shall survive the payment of Loan Party’s Obligations hereunder and the termination of this Agreement.

6.6.          Bank Accounts: Each Borrower shall maintain its primary depository accounts(excluding Trust Accounts) and cash management relationship with Lender, and Parent shall maintain its primary operating account with Lender.

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6.7.          ERISA Notices: Each Loan Party shall deliver to Lender (i) promptly, and in any event within ten (10) Business Days, after the receipt thereof, copies of all reports and notices which any Loan Party, any of its Subsidiaries or any ERISA Affiliate receives from PBGC, IRS or the DOL, and at the request of Lender, copies of all annual reports for Employee Pension Plans filed with the DOL or IRS, and (ii) as soon as possible and in any event within ten (10) Business Days after any Loan Party knows or has reason to know that (A) any Reportable Event has occurred or is reasonably expected to occur with respect to any Employee Pension Plan, (B) an Accumulated Funding Deficiency has been incurred or an application has been made to the Secretary of the United States Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to an Employee Pension Plan, (C) proceedings have been instituted or are reasonably expected to be instituted under Title IV of ERISA to terminate any Employee Pension Plan, (D) any Withdrawal Liability from a Multiemployer Plan has been or will be incurred by any Loan Party, any of its Subsidiaries or any ERISA Affiliate, (E) any Multiemployer Plan is or is reasonably expected to be in Reorganization, terminated, partitioned or declared insolvent, (F) an action has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan, (G) any event, transaction or condition has occurred or will occur that could reasonably be expected to result in the imposition of a lien under Part 3 of Subtitle B of Title I of ERISA or Title IV of ERISA, (H) any Prohibited Transaction or other transaction, event or condition has occurred or will occur with respect to a Plan that could reasonably be expected to result in any Loan Party, any of its Subsidiaries or any ERISA Affiliate incurring a material liability or becoming subject to a material penalty or excise tax, or (I) the PBGC has contacted any Loan Party, any of its Subsidiaries or any ERISA Affiliate with respect to the PBGC’s Early Warning Program, a certificate of an Authorized Officer of Borrowing Agent setting forth the details as to such event, transaction or condition and the action any Loan Party has taken, is taking or proposes to take with respect thereto and with respect to (A) and (B) above, with copies of any notices and applications.

6.8.          Financial Covenants: Loan Parties shall maintain and comply with, and cause to be maintained and complied with, the following financial covenants:

a.          Debt Coverage Ratio – Borrowers shall maintain a Debt Coverage Ratio of not less than 1.30 to 1.0. The Debt Coverage Ratio shall be measured annually as of each fiscal year end, on a fiscal year basis.

b.          Total Leverage Ratio. Borrowers shall maintain a Total Leverage Ratio as of each fiscal year end of not greater than the applicable ratio set forth below opposite the applicable period:

Fiscal Year Ending	Ratio

December 31, 2012	3.25 to 1.00

December 31, 2013	3.00 to 1.00

December 31, 2014	2.75 to 1.00

December 31, 2015	2.50 to 1.00

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c.            JetPay Dallas Leverage Ratio. Following a JetPay Dallas Pledge Event, JetPay Dallas shall maintain a JetPay Dallas Leverage Ratio as of each fiscal year end of not greater than the 4.0 to 1.0.

6.9.          Financial and Business Information: Each Loan Party shall deliver or cause to be delivered to Lender the following:

a.             Financial Statements and Collateral Reports: such data, reports, statements and information, financial or otherwise, as Lender may reasonably request, including, without limitation:

(i)          within thirty (30) days after the end of each calendar month of Borrowers, the consolidated and consolidating income and cash flow statements of each Borrower and its Subsidiaries for such month and for the expired portion of the fiscal year ending with the end of such month prepared in accordance with GAAP (without footnotes and subject to year-end adjustments and setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, and the consolidated and consolidating balance sheet of each Borrower and its Subsidiaries as at the end of such month, setting forth in comparative form the corresponding figures as at the end of the corresponding periods of the previous fiscal year, all prepared in accordance with GAAP (without footnotes and subject to year-end adjustments) and in reasonable detail and certified by Borrowing Agent’s chief financial officer to have been prepared from the books and records of Borrowers;

(ii)          within sixty (60) days after the end of each fiscal quarter of Borrowers, the consolidated and consolidating income and cash flow statements of each Borrower and its Subsidiaries for such quarter and for the expired portion of the fiscal year ending with the end of such quarter, prepared in accordance with GAAP (without footnotes and subject to year-end adjustments and setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, and the consolidated and consolidating balance sheet of each Borrower and its Subsidiaries as at the end of such quarter, setting forth in comparative form the corresponding figures as at the end of the corresponding periods of the previous fiscal year, all prepared in accordance with GAAP (without footnotes and subject to year-end adjustments) and in reasonable detail and certified by Borrowing Agent’s chief financial officer to have been prepared from the books and records of Borrowers;

(iii)          within sixty (60) days after the end of each fiscal quarter of Parent (excluding the last fiscal quarter of such calendar year), the consolidated and consolidating income and cash flow statements of Parent and its Subsidiaries for such quarter and for the expired portion of the fiscal year ending with the end of such quarter, prepared in accordance with GAAP (without footnotes and subject to year-end adjustments and setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year), and the consolidated and consolidating balance sheet of Parent and its Subsidiaries as at the end of such quarter, setting forth in comparative form the corresponding figures as at the end of the corresponding periods of the previous fiscal year, all prepared in accordance with GAAP (without footnotes and subject to year-end adjustments) and in reasonable detail and certified by Parent’s chief financial officer to have been prepared from the books and records of Parent and its subsidiaries;

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(iv)          within one hundred twenty (120) days after the end of each fiscal year of Parent, the consolidated and consolidating income and cash flow statements of Parent and its Subsidiaries (including each Borrower) for such year, and the consolidated and consolidating (if applicable) balance sheet of Parent and its Subsidiaries (including each Borrower) as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures as at the end of and for the previous fiscal year, all in reasonable detail, including all supporting schedules, and audited by Marcum LLP or another independent public accounting firm reasonably acceptable to Lender, and unqualifiedly certified to have been prepared in accordance with GAAP, together with copies of any management letters provided by such accountants to management of Parent and all regular schedulers to be provided by such independent public accountants as part of the audit of Parent;

(v)          no later than sixty (60) days after the commencement of each fiscal year, Borrowers’ annual consolidated and consolidating financial statement projections for the upcoming fiscal year and including, without limitation, a balance sheet, income statement and cash flow statement, all shown on a fiscal quarter basis. Such projections shall be consistent in format with the historical financial statements and shall include disclosure of all significant assumptions used in preparing the projections; and

(vi)          within thirty (30) days after filing with the Internal Revenue Service, the federal income tax returns of Borrowers and Guarantor.

b.            Notice of Event of Default- promptly upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default under this Agreement, a written notice specifying the nature and period of existence thereof and what action Loan Parties are taking (and propose to take) with respect thereto.

c.            Notice of Claimed Default- promptly upon receipt by any Loan Party, notice of default, oral or written, given to any Loan Party by any creditor for Indebtedness of any Borrower in excess of One Hundred Thousand Dollars ($100,000).

d.            Notice of Breach of Merger Agreement – promptly after any Loan Party learns of facts or circumstances which could reasonably be expected to constitute the basis of a material claim against the sellers thereunder for indemnity or otherwise under the Merger Agreement, or which would otherwise constitute any material breach of the representations, warranties, covenants, or other obligations of the sellers thereunder, a written notice specifying the nature thereof and what action Loan Parties are taking (and propose to take) with respect thereto.

e.            Notice of Breach of Governmental Order – promptly upon any Loan Party’s (but, prior to a JetPay Dallas Pledge Event, excluding JetPay Dallas) violation of any order, writ, injunction or decree of any Governmental Authority applicable to it, a written notice specifying the nature thereof and what action Loan Parties are taking (and propose to take) with respect thereto.

f.            Notice of Deposit Account. Notice of any Borrower’s establishment of a new Deposit Account (other than a Trust Account), to be delivered not later than ten (10) Business Days prior to establishment of such Deposit Account.

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g.            Notice of JetPay Dallas Pledge. Notice of any third party’s request that Parent pledge any Capital Stock of JetPay Dallas or grant a security interest in any of Parent’s General Intangibles to such third party, to be delivered not later than ten (10) Business Days prior to Parent’s grant of such pledge or security interest.

6.10.        Officers’ Certificates:

a.            Along with the set of financial statements delivered to Lender at the end of each fiscal quarter pursuant to Section 6.9(a)(ii) hereof and the annual financial statements delivered pursuant to Section 6.9(a)(iv) hereof, Borrowers shall deliver to Lender a certificate (“Compliance Certificate”) (in the form of Exhibit “A,” attached hereto and made part hereof) from the chief financial officer, chief executive officer or president of Borrowing Agent certifying:

(i)          Event of Default- that the signer has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his/her supervision) a review of the transactions and conditions of each Borrower from the beginning of the accounting period covered by the financial statements being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or an Event of Default or, if any such condition or event exists, specifying the nature and period of existence thereof and what action Borrowers have taken or propose to take with respect thereto.

(ii)          Covenant Compliance - the information (including detailed calculations) required in order to establish that Borrowers are in compliance with the requirements of Section 6.8(a) and (b) of this Agreement, as of the end of the period covered by the financial statements delivered.

b.            Following a JetPay Dallas Pledge Event, along with the annual financial statements delivered pursuant to Section 6.9(a)(iv) hereof, JetPay Dallas shall (and Parent and Borrower shall cause JetPay Dallas to) deliver to Lender a certificate from the chief financial officer, chief executive officer or president of JetPay Dallas certifying:

(i)          that the signer has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his/her supervision) a review of the transactions and conditions of JetPay Dallas from the beginning of the accounting period covered by the financial statements being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes a breach of Section 6.8(c) or any other term of this Agreement or the other Loan Documents applicable to JetPay Dallas.

(ii)          the information (including detailed calculations) required in order to establish that JetPay Dallas is in compliance with the requirements of Section 6.8(c) of this Agreement, as of the end of the period covered by the financial statements delivered.

c.            Covenant Compliance - the information (including detailed calculations) required in order to establish that Borrowers are in compliance with the requirements of Section 6.8(a) and (b) of this Agreement, as of the end of the period covered by the financial statements delivered.

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6.11.        Audits and Inspection; Appraisals: Loan Parties shall permit any of Lender’s officers or other representatives to visit and inspect upon reasonable notice during business hours any of the locations of Borrowers (provided that, while an Event of Default exists, Lender may make such visits and inspections at any time without prior notice) to examine and audit all of Borrowers’ Collateral, books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants. Lender may also conduct, at Borrowers’ expense at the standard rates charged by Lender for such activities, plus Lender’s reasonable out-of-pocket expenses (all of which amounts shall be Expenses) field examinations with respect to the Collateral; provided that, Lender shall not, unless an Event of Default occurs, conduct more than two (2) field examinations per year.

6.12.        Material Adverse Developments: Each Loan Party (but, prior to a JetPay Dallas Pledge Event, excluding JetPay Dallas) agrees that promptly upon becoming aware of any development or other information outside the ordinary course of business and excluding matters of a general economic, financial or political nature which would reasonably be expected to have a Material Adverse Effect it shall give to Lender telephonic notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to Lender on the same day such verbal communication is made or the next Business Day thereafter.

6.13.        Places of Business: Each Borrower shall give thirty (30) days prior written notice to Lender of any changes in the location of any of its respective places of business, of the places where records concerning its Accounts or where its Inventory are kept, or the establishment of any new, or the discontinuance of any existing place of business; provided that no Borrower may establish any place of business outside of the United States.

6.14.        Commercial Tort Claims: Each Borrower will promptly notify Lender in writing in the event that any Borrower becomes a party to or obtains any rights with respect to any Commercial Tort Claim. Such notification shall include information sufficient to describe such Commercial Tort Claim, including, but not limited to, the parties to the claim, the court in which the claim was commenced, the docket number assigned to such claim, if any, and a detailed explanation of the events that gave rise to the claim. Each Borrower shall execute and deliver to Lender all documents and/or agreements necessary to grant Lender a security interest in such Commercial Tort Claim to secure the Obligations. Each Borrower authorizes Lender to file (without such Borrower’s signature) initial financing statements or amendments, as Lender deems necessary to perfect its security interest in the Commercial Tort Claim.

6.15.        Letter of Credit Rights: Each Borrower shall provide Lender with written notice of any letters of credit for which such Borrower is the beneficiary. Each Borrower shall execute and deliver (or cause to be executed or delivered) to Lender, all documents and agreements as Lender may require in order to obtain and perfect its security interest in such Letter of Credit Rights.

6.16.        Lockbox: Upon Lender’s request, each Borrower shall establish a lockbox with Lender through which each Borrower shall instruct all Account Debtors to make payment on Accounts. Each Borrower shall execute such agreements as Lender may require to establish the lockbox.

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6.17.        Evidence of Merger.Loan Parties shall deliver to Lender a filed Certificate of Merger evidencing consummation of the merger of ADC Merger Sub, Inc. with and into ADC within one (1) Business Day after Closing.

6.18.        Parent Good Standing. Parent shall within 15 days of Closing pay all share taxes due to the State of Delaware and take any and all other actions to establish good standing in the State of Delaware, and shall deliver to Lender no later than 15 days after Closing a good standing certificate issued by the State of Delaware regarding Parent’s status.

SECTION VII.      NEGATIVE COVENANTS:

Each Loan Party covenants that until all of the Obligations are paid and satisfied in full (excluding contingent indemnification and expense reimbursement obligations to the extent no claim giving rise thereto has been asserted) and the Revolving Credit has been terminated, that:

7.1.          Merger, Consolidation, Dissolution or Liquidation:

a.          No Borrower shall engage in any Asset Sale other than (i) the sale of Inventory in the ordinary course of business, (ii) equipment that is replaced by other equipment of comparable or superior quality and value within ninety (90) days of such Asset Sale, (iii) licenses, sublicenses, leases or subleases of Property granted to third parties in the ordinary course of business and not interfering with the business of the Loan Parties; (iv) sales, forgiveness or discounting, on a non-recourse basis and in the ordinary course of business, of past due accounts in connection with the collection or compromise thereof or the settlement of delinquent accounts or in connection with the bankruptcy or reorganization of suppliers or customers; (v) disposition of obsolete equipment; (vi) disposition of cash and cash equivalents; (vii) dispositions to another Borrower; (viii) issuances of capital stock to Parent; and (ix) dispositions resulting from any casualty events, provided the proceeds thereof are applied in accordance with the terms of this Agreement.

b.          No Loan Party (but, prior to a JetPay Dallas Pledge Event, excluding JetPay Dallas) shall merge or consolidate with any other Person or commence a dissolution or liquidation, other than (i) the merger of a Subsidiary of a Borrower into such Borrower (where such Borrower is the surviving Person) or (ii) the merger of one Borrower with another.

7.2.          Acquisitions: No Borrower shall acquire all or a material portion of the Capital Stock or assets of any Person in any transaction or in any series of related transactions or enter into any sale and leaseback transaction.

7.3.          Liens and Encumbrances:

a.          No Borrower shall: (i) execute a negative pledge agreement with any Person covering any of its Property other than property subject to purchase money indebtedness permitted hereunder, or (ii) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), its Property (including, without limitation, the Collateral), whether now owned or hereafter acquired, to be subject to a Lien except for Permitted Liens.

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b.          Until the Revolving Credit has been terminated, Parent shall not cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any shares of Capital Stock of JetPay Dallas to be subject to a Lien in favor of a third party (including through the grant of a security interest in Parent’s General Intangibles to a third party) unless, prior to granting such Lien or security interest to a third party, (i) Parent shall have pledged to Lender a first priority Lien in all Capital Stock of JetPay Dallas to secure the Obligations (in a principal amount of up to $1,000,000, together with interest thereon and fees and expenses) pursuant to a pledge agreement in form and substance satisfactory to Lender, (ii) Parent shall have delivered to Lender the certificates evidencing the JetPay Dallas Capital Stock, if any, duly endorsed in blank, and all other actions for Lender to have and maintain a valid and perfected first priority Lien in the JetPay Dallas Capital Stock shall have been completed, including the filing of financing statements, and (iii) if requested by Lender, Loan Parties shall delivered a written opinion of Loan Parties’ independent local counsel addressed to Lender.

7.4.          Transactions With Affiliates or Subsidiaries:

a.          No Borrower shall enter into any transaction with any Subsidiary or other Affiliate, including, without limitation, the purchase, sale, or exchange of Property, or the loaning or giving of funds to any Affiliate or any Subsidiary unless: (i) the transaction is in the ordinary course of and pursuant to the reasonable requirements of such Loan Party’s business and upon terms substantially the same and no less favorable to such Loan Party as it would obtain in a comparable arm’s length transactions with any Person not an Affiliate or a Subsidiary, and so long as such transaction is not prohibited hereunder; (ii) such transaction is intended for incidental administrative purposes; (iii) pursuant to the Management Agreement; or (iv) pursuant to the making of the Proceeds Loan to Parent or receipt of payments of the Proceeds Loan.

b.          No Borrower shall create any Subsidiary unless (i) such Subsidiary becomes a borrower party to this Agreement and the Loan Documents pursuant to documents in form and substance satisfactory to Lender, including the granting by such Subsidiary of security interests in all of its assets, subject to no Lien other than Permitted Liens, (ii) the Capital Stock of such Subsidiary is pledged to Lender and (iii) copies of such Subsidiary’s Organizational Documents are delivered to Lender together with such other proof as to the incumbency of officers and corporate actions as Lender may reasonably require.

7.5.          Guarantees: Excepting the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, no Borrower shall become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future Indebtedness of any kind of any Person, except for Permitted Indebtedness of another Borrower.

7.6.          Other Indebtedness: No Borrower shall: (a) hereafter incur, become liable for, or permit to exist any Indebtedness other than Permitted Indebtedness; or (b) make any prepayments on any existing or future Indebtedness (other than the Obligations).

7.7.          Loans and Investments: No Borrower shall make or have outstanding loans, advances, extensions of credit or capital contributions to, or investments in, any Person other than Permitted Investments.

7.8.          Use of Lenders’ Name: No Loan Party shall use Lender’s name in connection with any of its business operations. Nothing contained in this Agreement is intended to permit or authorize any Loan Party to make any contract on behalf of Lender.

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7.9.          Miscellaneous Covenants:

a.          No Loan Party shall become or be a party to any contract or agreement which at the time of becoming a party to such contract or agreement materially impairs such Loan Party’s ability to perform under this Agreement.

b.          No Loan Party shall carry or purchase any “margin stock” within the meaning of Regulations U, T or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

7.10.        Jurisdiction of Organization: No Loan Party shall change its jurisdiction of organization or, without thirty (30) days prior written notice to Lender, change its name. No Loan Party shall amend its Organizational Documents in a manner adverse to Lender.

7.11.        Distributions:

a.          No Borrower shall declare, pay or make, any Distributions other than (i) Permitted Parent Distributions, (ii) Permitted Tax Distributions and (iii) Distributions from a Borrower to another Borrower.

b.          No Borrower shall declare or pay any bonus compensation to its officers if an Event of Default exists or would result from the payment thereof.

7.12.        Material Agreement: No Loan Party shall amend or modify the terms of the (i) Management Agreement, or (ii) Merger Agreement in a manner that would be adverse to Lender.

7.13.        Management Arrangements:

a.          No Borrower shall pay any management, monitoring, consulting, advisory fees or other similar fees except for Approved Management Fees.

b.          No Borrower shall enter into or remain bound by any management, employment or consulting agreement with any Person that gives such Person the right to manage its business, except for the Management Agreement, the Employment Agreements, and usual and customary employment agreements and consulting agreements consistent with past practice.

7.14.        Tax Consolidation:

a.          Other than as required by Requirements of Law, no Loan Party shall elect to file any income tax return on behalf of an affiliated, combined, consolidated or unitary group that includes a Borrower, except that Parent may elect to file a consolidated federal income tax return that includes the Borrowers.

b.          No Loan Party shall, and will not permit any of its Subsidiaries to, enter into any agreement with any Person which would cause any Borrower or any of Borrowers’ Subsidiaries to bear more than the amount of taxes to which such Person would have been subject had it separately filed (or filed as part of an affiliated, combined, consolidated or unitary tax return solely among Borrowers and their eligible Subsidiaries under federal, state or local law), except for agreements entered into in the ordinary course of business with Persons that are not Affiliates that include provisions relating to the underlying transaction for the sharing or allocation of taxes that are not based on the net income or net profits of either party to the agreement. If any Borrower enters into any tax sharing or tax allocation agreement, Loan Parties shall promptly deliver a copy of such agreement to Lender

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c.          If the IRS seeks to collect any taxes or otherwise impose any tax liability on any Borrower as a result of the Loan Parties’ filing affiliated, combined, consolidated or unitary income tax returns with such Borrower in excess of the income tax liability that such Borrower would have if it had filed tax returns as the common parent of an affiliated, combined, consolidated or unitary group that included only such Borrower and its Subsidiaries (an “Excess Tax Liability”), Parent shall use reasonable good faith efforts to contest such collection or imposition and cause such Excess Tax Liability to be paid by Parent or by a Subsidiary of Parent that is not a Loan Party. In any case, Parent shall, and cause its Subsidiaries that are not Loan Parties to defend, indemnify and hold harmless each Borrower for the full amount of any such Excess Tax Liability. Further, in the event that any Borrower ceases to be a member of the consolidated federal income tax group with respect to which collection of an Excess Tax Liability is being sought, Parent (or its successor in interest) shall cooperate with such Borrower in requesting the IRS to exercise its discretion under Treasury Regulation Section 1.1502-6(b) to assess and collect from the Borrower only such Borrower’s allocable portion of any federal income tax deficiency that is imposed on the consolidated federal income tax group; provided, that the requirements of this sentence shall expire upon the payment of the Obligations.

7.15.        Compliance with ERISA: Each Loan Party shall not, and shall not permit any of its Subsidiaries or any of its ERISA Affiliates to, take, or fail to take, any of the following actions or permit any of the following events to occur if such action or event individually or together with all other actions or events would subject any Loan Party, any of its Subsidiaries or any of its ERISA Affiliates to any material tax, penalty, or other liabilities:

a.          engage in or knowingly consent to any “party in interest” or any “disqualified person,” as such terms are defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Code respectively, engaging in any Prohibited Transaction in connection with which any Loan Party, any of its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

b.          terminate any Employee Pension Plan in a manner, or take any other action, which could result in any material liability of any Loan Party, any of its Subsidiaries or any ERISA Affiliate to the PBGC;

c.          fail to make full payment when due of all amounts which, under the provisions of any Plan or any Multiemployer Plan, any Loan Party, any of its Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto, or fail to satisfy the Minimum Funding Standards, whether or not waived, with respect to any Employee Pension Plan or fail to pay PBGC premiums when due;

d.          permit the current value of all vested accrued benefits under all Employee Pension Plans which are subject to Title IV of ERISA to exceed the current value of the assets of such plans allocable to such vested accrued benefits, except as may be permitted under actuarial funding standards adopted in accordance with Section 412 of the Code;

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e.          withdraw from any Multiemployer Plan, if such withdrawal would result in the imposition of Withdrawal Liability;

f.           fail to comply in all material respects with the requirements of COBRA regarding continued health coverage, of the Health Insurance Portability and Accountability Act of 1996, and of Section 1862(b) of the Social Security Act, with respect to any Plans subject to the requirements thereof; or

g.          fail to comply in all other material respects with the provisions of ERISA and the Code with respect to any Plan.

As used in this Section 7.15, the term “accrued benefit” has the meaning specified in Section 3(23) of ERISA and the term “current value” has the meaning specified in Section 4001(a)(18)(B) of ERISA.

SECTION VIII.     DEFAULT

8.1.          Events of Default: Each of the following events shall constitute an event of default (“Event of Default”):

a.          Payments- if any Borrower fails to make any payment of principal or interest under the Obligations on the date such payment is due and payable; or

b.          Other Charges- if any Borrower fails to pay any other charges, fees, Expenses or other monetary obligations owing to Lender arising out of or incurred in connection with this Agreement within five (5) days of the date such payment is due and payable; or

c.          Particular Covenant Defaults- if any Loan Party fails to perform, comply with or observe any covenant or undertaking contained in this Agreement and (other than with respect to the covenants contained in Sections 6.2(b), 6.2(d) (solely with regard to existence), 6.8, 6.9, 6.10, 6.11, 6.18 and 6.19, and Section 7 for which no cure period shall exist, but with respect to JetPay Dallas, solely to the extent any such covenant is applicable to it), such failure continues for thirty (30) days after the occurrence thereof; or

d.          Financial Information- if any statement, report, financial statement, or certificate made or delivered by any Loan Party or any of its officers, employees or agents, to Lender is not true and correct, in all material respects, when made; or

e.          Uninsured Loss- if there shall occur any uninsured damage to or loss, theft, or destruction in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate with respect to any portion of any Property of any Borrower; or

f.          Warranties or Representations- if any warranty, representation or other statement by or on behalf of any Loan Party contained in or pursuant to this Agreement, the other Loan Documents or in any certificate, document, agreement or instrument furnished in compliance with, relating to, or in reference to this Agreement, is false, erroneous, or misleading in any material respect when made; or

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g.          Agreements with Others- (i) if any Loan Party (but, prior to a JetPay Dallas Pledge Event, excluding JetPay Dallas) shall default beyond any grace period in the payment of principal or interest of any Indebtedness of any Loan Party (but, prior to a JetPay Dallas Pledge Event, excluding JetPay Dallas) in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate; or (ii) if any Loan Party (but, prior to a JetPay Dallas Pledge Event, excluding JetPay Dallas) otherwise defaults under the terms of any such Indebtedness if the effect of such default is to enable the holder of such Indebtedness to accelerate the payment of any Loan Party’s (but, prior to a JetPay Dallas Pledge Event, excluding JetPay Dallas) obligations, which are the subject thereof, prior to the maturity date or prior to the regularly scheduled date of payment, or (iii) any “Event of Default” occurs under the ACI Loan Agreement;

h.          Other Agreements with Lender – if any Loan Party breaches or violates the terms of, or if a default (and expiration of any applicable cure period), or an Event of Default, occurs under, any Interest Hedging Instrument or any other existing or future agreement (related or unrelated) (including, without limitation, the other Loan Documents) between any Loan Party and Lender; or

i.           Judgments- if any final judgment for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate (i) which is not fully and unconditionally covered by insurance or (ii) for which any Loan Party (but, prior to a JetPay Dallas Pledge Event, excluding JetPay Dallas) has not established a cash or cash equivalent reserve in the full amount of such judgment, shall be rendered by a court of record against any Loan Party (but, prior to a JetPay Dallas Pledge Event, excluding JetPay Dallas) and such judgment shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or bonded pending appeal; or

j.           Assignment for Benefit of Creditors, etc. - if any Loan Party makes or proposes in writing, an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by any Loan Party; or

k.           Bankruptcy, Dissolution, etc.- upon the commencement of any action for the dissolution or liquidation of any Loan Party, or the commencement of any proceeding to avoid any transaction entered into by any Loan Party, or the commencement of any case or proceeding for reorganization or liquidation of any Loan Party’s debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against any Loan Party; provided however, that any Loan Party shall have thirty (30) days to obtain the dismissal or discharge of involuntary proceedings filed against it, it being understood that during such thirty (30) day period, Lender may seek adequate protection in any bankruptcy proceeding; or

l.           Receiver - upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for any Loan Party or for any Loan Party’s Property; or

m.         Execution Process, etc.- the issuance of any execution or distraint process against any Property of any Loan Party; or

n.          Termination of Business- if any Loan Party ceases any material portion of its business operations as presently conducted; or

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o.          Pension Benefits, etc.- if any Loan Party fails to comply with ERISA so that proceedings are commenced to appoint a trustee under ERISA to administer any Loan Party’s employee plans or the PBGC institutes proceedings to appoint a trustee to administer such plan(s), or a Lien is entered to secure any deficiency or claim under Sections 303(k) or 4068 of ERISA, or a Reportable Event occurs (where such event could reasonably be expected to result in a loss to Loan Parties in excess of $100,000 or

p.          Investigations - any evidence is received by Lender that Lender reasonably determines in good faith is evidence that any Loan Party may have directly or indirectly been engaged in any type of activity which would be reasonably likely to result in the forfeiture of any material property of any Loan Party to any Governmental Authority; or

q.          Change of Control - if there shall occur a Change of Control; or

r.          Surety and Guaranty Agreement – if any breach or default occurs under any Surety and Guaranty Agreement, or if the Surety and Guaranty Agreement, or any obligation to perform thereunder is terminated; or

s.          Liens - if any Lien in favor of Lender shall cease to be valid, enforceable and perfected and prior to all other Liens other than Permitted Liens (except solely as a result of any action or inaction of Lender) or if any Loan Party or any Governmental Authority shall assert any of the foregoing; or

t.          Material Adverse Effect – if there is any change in any Borrower's financial condition which, in Lender's reasonable opinion, has or would be reasonably likely to have a Material Adverse Effect, or

u.          Other Loan Documents - if any other Person (other than Lender) party to a Loan Document, breaches or violates any term, provision or condition of such Loan Document.

8.2.          Cure: Nothing contained in this Agreement or the Loan Documents shall be deemed to compel Lender to accept a cure of any Event of Default hereunder.

8.3.          Rights and Remedies on Default:

a.          In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of a Default or an Event of Default, Lender may, in its discretion, withhold or cease making Advances under the Revolving Credit.

b.          In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of an Event of Default Lender may, in its discretion, declare the Obligations (other than any Obligations arising under an Interest Hedging Instrument) immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in Sections 8.1(j),(k) or (l) shall automatically cause an acceleration of the Obligations (other than any Obligations arising under an Interest Hedging Instrument). Nothing contained herein shall limit the rights of Lender under the terms of any Interest Hedging Instrument.

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c.             In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), or otherwise available at law or in equity, upon or at any time after the acceleration of the Obligations following the occurrence of an Event of Default (other than the rights with respect to clause (iv) below which Lender may exercise at any time after an Event of Default and regardless of whether there is an acceleration), Lender may, in its discretion, exercise all rights under the UCC and any other applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

(i)           The right to take possession of, send notices regarding and collect directly the Collateral, with or without judicial process (including without limitation the right to notify the United States postal authorities to redirect mail addressed to any Borrower to an address designated by Lender); or

(ii)           By its own means or with judicial assistance, enter any Borrower’s premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (e) below, without any liability for rent, storage, utilities or other sums, and such Borrower shall not resist or interfere with such action; or

(iii)          Require each Borrower at such Borrower’s expense to assemble all or any part of the Collateral (other than real estate or fixtures) and make it available to Lender at any place designated by Lender; or

(iv)         The right to enjoin any violation of Section 7.1, it being agreed that Lender’s remedies at law are inadequate.

d.            Each Borrower hereby agrees that a notice received by it at least seven (7) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable inventory or Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to such Borrower. Each Loan Party covenants and agrees not to interfere with or impose any obstacle to Lender’s exercise of its rights and remedies with respect to the Collateral, after the occurrence of an Event of Default hereunder. Lender shall have no obligation to clean up or prepare the Collateral for sale. If Lender sells any of the Collateral upon credit, each Loan Party will only be credited with payments actually made by the purchaser thereof, that are received by Lender. Lender may, in connection with any sale of the Collateral specifically disclaim any warranties of title or the like.

8.4.          Nature of Remedies: All rights and remedies granted Lender hereunder and under the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon or at any time after the occurrence and during the continuance of an Event of Default, may proceed against each Loan Party, at any time, under any agreement, with any available remedy and in any order.

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8.5.          Set-Off: In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), upon or at any time after the occurrence and during the continuance of an Event of Default, Lender (and any participant) shall have and be deemed to have, without notice to any Loan Party, the immediate right of set-off against any bank account of any Loan Party with Lender, or of any Borrower with any other subsidiary of Lender or Bank Affiliate or any participant and may apply the funds or amount thus set-off against any Obligations hereunder. Each Loan Party specifically waives any right to require Lender to exercise other rights, options and remedies prior to exercising any such set-off rights. If any bank account of any Loan Party with Lender, any other subsidiary of Lender or Bank Affiliate or any participant is attached or otherwise liened or levied upon by any third party, Lender (and such participant) shall have and be deemed to have, without notice to any Loan Party, the immediate right of set-off and may apply the funds or amount thus set-off against any Obligations hereunder.

8.6.          JetPay Event of Default:

a.          Notwithstanding anything to the contrary contained in Section 8.1, 8.2 or 8.3, in the event that any Event of Default arises solely as a result of a failure of JetPay Dallas to comply with the any term or provision hereof, then (a) no Event of Default shall be deemed to occur with respect to the ACI Loan Agreement or the Term Loan hereunder and (b)  until the expiration of the twentieth Business Day subsequent to the date of any such Event of Default (the “JetPay Dallas Cure Period”), the Borrowers shall have the ability to cure such Event of Default by repaying all Advances under the Revolving Credit and terminating the Revolving Credit by written notice to Lender; provided that Lender may, in its discretion, withhold or cease making Advances under the Revolving Credit during the JetPay Dallas Cure Period.  Following such payment in full and termination of the Revolving Credit within the JetPay Dallas Cure Period, (i) the applicable breach or default relating to JetPay Dallas  that had occurred shall be deemed cured for the purposes of this Agreement, (ii) JetPay Dallas shall be released from all obligations as a Loan Party hereunder and (iii) any lien granted to Lender on the equity of JetPay Dallas shall be released.

b.          If at the expiration of the JetPay Dallas Cure Period the Borrowers have not cured the applicable Event of Default in accordance with Section 8.6(a), Parent shall immediately pledge all Capital Stock of JetPay Dallas to Lender to secure the Obligations (in a principal amount of up to $1,000,000, together with interest thereon and fees and expenses) pursuant to a pledge agreement in form and substance satisfactory to Lender, deliver to Lender the certificates evidencing the JetPay Dallas Capital Stock, if any, duly endorsed in blank, and take any other action for Lender to have and maintain a valid and perfected first priority Lien in the JetPay Dallas Capital Stock including the filing of financing statements (unless Parent has previously pledged the JetPay Dallas Capital Stock to Lender in accordance with Section 7.3. and such Lien remains in full force and effect and has first priority). Promptly following such pledge (or the expiration of the JetPay Dallas Cure Period if Parent has previously pledged the JetPay Dallas Capital Stock), Lender shall obtain a stock appraisal of the pledged Capital Stock, at Borrowers’ expense. If such stock appraisal evidences that the JetPay Dallas Capital Stock has a value of $1,250,000 or greater, then the applicable breach or default relating to JetPay Dallas  that had occurred shall be deemed cured for the purposes of this Agreement.

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c.          If Borrowers do not cure in accordance with Section 8.6(a) and either Parent fails to pledge all Capital Stock of JetPay Dallas under Section 8.6(b), or the stock appraisal obtained by Lender under Section 8.6(b) evidences that the JetPay Dallas Capital Stock has a value of less than $1,250,000, Borrowers shall be deemed to have defaulted with respect to the Revolving Credit and Lender shall have the right, in its sole and absolute discretion, at any time and from time to time, to exercise any right, option or remedy granted or available to Lender under this Agreement or the Loan Documents, or otherwise available at law or in equity.

SECTION IX.       MISCELLANEOUS

9.1.          Governing Law: THIS AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE PROVISIONS OF THIS AGREEMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

9.2.          Integrated Agreement: The Notes, the other Loan Documents, all related agreements, and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender’s rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

9.3.          Waiver: No omission or delay by Lender in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any Default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to any Loan Party no waiver will be valid unless in writing and signed by Lender and then only to the extent specified.

9.4.          Indemnity:

a.          Each Loan Party releases and shall indemnify, defend and hold harmless Lender and each Related Party (each, an “Indemnitee”) of and from any and all claims, demands, liabilities, losses, damages and costs and expenses (including, without limitation, reasonable legal fees), penalties and fines resulting from (i) the execution, delivery and performance of this Agreement or any other Loan Document or any acts or conduct of any Loan Party under, pursuant or related to this Agreement and the other Loan Documents, (ii) any Loan Party’s breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, (iii) any Loan Party’s failure to comply with any Requirement of Law (including, without limitation, Environmental Laws), and (iv) any claim by any other creditor of any Loan Party against Lender arising out of any transaction whether hereunder or in any way related to the Loan Documents; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such claims, demands, liabilities, losses, damages, costs, expenses, penalties and fines are determined by a court of competent jurisdiction by final nonappealable judgment to have resulted from acts or conduct of such Indemnitee constituting willful misconduct or gross negligence.

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b.          Promptly after receipt by an indemnified party under subsection (a) above of notice of the commencement of any action by a third party, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. The omission so to notify the indemnifying party shall relieve the indemnifying party from any liability which it may have to any indemnified party under such subsection only if the indemnifying party is unable to defend such actions as a result of such failure to so notify. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

9.5.          Time: Whenever any Loan Party shall be required to make any payment, or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day. Time is of the essence in each Loan Party’s performance under all provisions of this Agreement and all related agreements and documents.

9.6.          Expenses of Lender: At Closing and from time to time thereafter, each Loan Party will pay upon demand of Lender all reasonable and documented out-of-pocket costs, fees and expenses of Lender in connection with (i) the analysis, negotiation, preparation, execution, administration, delivery and termination of this Agreement, and other Loan Documents and the documents and instruments referred to herein and therein, and any amendment, amendment and restatement, supplement, waiver or consent relating hereto or thereto, whether or not any such amendment, amendment and restatement, supplement, waiver or consent is executed or becomes effective, search costs, the reasonable and documented out-of-pocket fees, expenses and disbursements of outside counsel for Lender, any reasonable and documented out-of-pocket fees or expenses incurred by Lender under Section 6.11 for which each Loan Party is obligated thereunder, and reasonable charges of any expert consultant to Lender, (ii) the enforcement of Lender’s rights hereunder, or the collection of any payments owing from, each Loan Party under this Agreement and/or the other Loan Documents or the protection, preservation or defense of the rights of Lender hereunder and under the other Loan Documents, and (iii) any refinancing or restructuring of the credit arrangements provided under this Agreement and other Loan Documents in the nature of a “work-out” or of any insolvency or bankruptcy proceedings, or otherwise (including in all cases the reasonable fees and disbursements of counsel for Lender and reasonable allocated costs of internal counsel) (collectively, the “Expenses”).

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9.7.          Brokerage: Each Loan Party represents that it has not committed Lender to the payment of any brokerage fee, commission or charge in connection with this transaction. If any such claim is made on Lender by any broker, finder or agent or other person, each Loan Party hereby indemnifies, defends and saves such party harmless against such claim and further will defend, with counsel satisfactory to Lender, any action or actions to recover on such claim, at such Loan Party’s own cost and expense, including such party’s reasonable counsel fees. Loan Party further agrees that until any such claim or demand is adjudicated in such party’s favor, the amount demanded shall be deemed an Obligation of each Loan Party under this Agreement.

9.8.          Notices:

a.          Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person to the person listed below or if sent by first class mail, telecopy or by nationally recognized overnight courier, as follows, unless such address is changed by written notice hereunder:

If to Lender to:	Metro Bank

3801 Paxton Street

Harrisburg, PA 17111

Attention: Harry G. Hayman, III

Telecopy No.: 717-901-0436

With copies to:	Ballard Spahr LLP
1735 Market Street, 51st Floor

Philadelphia, PA 19103

Attention: Steven M. Miller

Telecopy No.: 215-864-8999

If to any Loan Party to:	AD Computer Corporation

3939 West Drive
Center Valley, PA 18034
Attention: C. Nicholas Antich

Telecopy No.: 610-797-9520

With copies to:	Dechert LLP

Cira Center

2929 Arch Street

Philadelphia, PA 19104

Attention: James A. Lebovitz

Telecopy No.: (215) 994-4000

JetPay Corporation
1175 Lancaster Avenue, Suite 200
Berwyn, PA 19312
Attention: Chief Executive Officer

Telecopy No.: 484-318-8370

b.          Any notice sent by Lender, or any Loan Party by any of the above methods shall be deemed to be given when so received.

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c.          Lender shall be fully entitled to rely upon any telecopy or electronic mail transmission or other writing purported to be sent by any Authorized Officer as being genuine and authorized.

9.9.          Headings: The headings of any paragraph or Section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

9.10.        Survival: All warranties, representations, and covenants made by any Loan Party herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Lender, and shall survive the delivery to Lender of the Notes, regardless of any investigation made by Lender or on its behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Lender shall constitute warranties and representations by any Loan Party hereunder. Except as otherwise expressly provided herein, all covenants made by any Loan Party hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full. All indemnification obligations under this Agreement, including under Section 2.12, 6.5, 9.4 and 9.7, shall survive the termination of this Agreement and payment of the Obligations for a period of two (2) years.

9.11.        Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. No Loan Party may transfer, assign or delegate any of its duties or obligations hereunder. Each Loan Party acknowledges and agrees that Lender may at any time, and from time to time, (a) sell participating interests in the Loans, and Lender’s rights hereunder to other financial institutions, and (b) sell, transfer, or assign the Loans and Lender’s rights hereunder, to any one or more additional banks or financial institutions, subject (as to Lender’s rights under this clause (b)) to each Loan Party’s written consent, which consent shall not be unreasonably withheld; provided that, no consent under this clause (b) shall be required if an Event of Default exists at the time of such sale, transfer or assignment; provided, that in effecting any sale, transfer or assignment hereunder, the Lender shall maintain the status of the Loans and the Notes as an obligation in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. Lender may, without the consent of any Loan Party, at any time, pledge, endorse, assign or transfer all or any portion of its rights under the Loan Documents to any of the twelve (12) Federal Reserve Banks organized under the Federal Reserve Act 12 U.S.C. §341. No such pledge or enforcement thereof shall release Lender from its obligations hereunder. Subject to Section 9.23, Lender may divulge to any participant, assignee or co-lender or prospective participant, assignee or co-lender it may obtain in any Loan or any portion thereof, all information, and furnish to such Person copies of any reports, financial statements, certificates, and documents obtained under any provision of this Agreement, or related agreements and documents.

9.12.        Duplicate Originals: Two or more duplicate originals of this Agreement may be signed by the parties, including in counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

9.13.        Modification: No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by each Loan Party party thereto and Lender.

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9.14.        Signatories: Each individual signatory hereto represents and warrants that he is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

9.15.        Third Parties: No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of any Loan Party. Nothing contained in this Agreement shall be construed as a delegation to Lender of any Loan Party’s duty of performance, including, without limitation, any Loan Party’s duties under any account or contract with any other Person.

9.16.        Discharge of Taxes, Borrower’s Obligations, Etc.: Lender, in its sole discretion, shall have the right at any time, and from time to time, with at least ten (10) days prior notice to Borrowing Agent if any Borrower fails to do so, to: (a) pay for the performance of any Borrower’s obligations hereunder, and (b) discharge taxes or Liens, at any time levied or placed on any Borrower’s Property in violation of this Agreement unless such Borrower is in good faith with due diligence by appropriate proceedings contesting such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP. Expenses and advances shall bear interest at the rate applicable to the Revolving Credit, until reimbursed to Lender. Such payments and advances made by Lender shall not be construed as a waiver by Lender of a Default or Event of Default under this Agreement.

9.17.        Consent to Jurisdiction: Each Loan Party and Lender each hereby irrevocably consent to the non-exclusive jurisdiction of the Courts of the Commonwealth of Pennsylvania or the United States District Court for the Eastern District of Pennsylvania in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking. Each Loan Party waives any objection which such Loan Party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. Each Loan Party irrevocably agrees to service of process by certified mail, return receipt requested to the address of the appropriate party set forth herein.

9.18.        Additional Documentation: Each Loan Party shall execute and/or re-execute, and cause any other Person party to any Loan Document, to execute and/or re-execute and to deliver to Lender or Lender’s counsel, as may be deemed appropriate, any document or instrument signed in connection with this Agreement which was incorrectly drafted and/or signed, as well as any document or instrument which should have been signed at or prior to the Closing, but which was not so signed and delivered. Each Loan Party agrees to comply with any written request by Lender within ten (10) days after receipt by such Loan Party of such request.

9.19.        Advertisement: Lender, in its sole discretion, shall have the right to announce and publicize the financing established hereunder, as it deems appropriate, by means and media selected by Lender.

9.20.        Waiver of Jury Trial: EACH LOAN PARTY AND LENDER EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

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9.21.        Consequential Damages, etc.: Neither Lender nor agent or attorney of Lender, shall be liable for any special, indirect, exemplary, punitive or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

9.22.        Nonliability of Lender: The relationship between Borrowers on the one hand and Lender on the other hand shall be solely that of borrower and lender. Lender shall have no fiduciary relationship with, or fiduciary responsibility to, any Loan Party.

9.23.        Confidentiality: Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to Lender’s and Lender’s Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any Interest Hedging Instrument with any of Lender’s Affiliates or any action or proceeding relating to this Agreement or any other Loan Document or any Interest Hedging Instrument with any of Lender’s Affiliates or the enforcement of rights hereunder or thereunder, (f) with the consent of Borrowing Agent or (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Lender or any of Lender’s respective Affiliates on a nonconfidential basis from a source other than a Loan Party. Notwithstanding the foregoing, Lender may disclose Information, without notice to a Loan Party, to Governmental Authorities in connection with any regulatory examination of Lender or in accordance with Lender’s regulatory compliance policy. For purposes of this Section 9.23, “Information” means all information received from any Loan Party relating to any Loan Party or any Loan Party’s respective businesses, other than any such information that is available to Lender on a non-confidential basis prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

9.24.        Patriot Act Notice: To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account. For purposes of this Section 9.24, account shall be understood to include loan accounts.

[SIGNATURES TO FOLLOW ON SEPARATE PAGE]

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WITNESS the due execution of this Agreement as a document under seal as of the date first written above.

AD COMPUTER CORPORATION

By:
Name:
Title:

PAYROLL TAX FILING SERVICES, INC.

By:
Name:
Title:

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

By:
Name:
Title:

METRO BANK

By:
Name: Harry G. Hayman, III
Title: Senior Vice President

(Signature Page to Loan and Security Agreement)

EXHIBIT “A”

COMPLIANCE CERTIFICATE

Metro Bank	_____________, 201__

_________________

_________________

Attention: ___________________

The undersigned, the _______ of ______ and _______ (collectively “Borrowers”), gives this certificate to Metro Bank (“Lender”), in accordance with the requirements of Section 6.10 of that certain Loan and Security Agreement dated December 28, 2012, by and among Borrowers, Universal Business Payment Solutions Acquisition Corporation and Lender (“Loan Agreement”). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

1.             Based upon my review of the consolidated balance sheets and statements of income of Borrowers for the fiscal period ending __________________, 201_, copies of which are attached hereto, I hereby certify that:

a.	The Debt Coverage Ratio is ___________________;

b.	The Total Leverage Ratio is ___________; and

c.	The Excess Cash Flow is _______________.

Attached as Schedule “A” are the details underlying such financial covenant calculations.

2.            No Default exists on the date hereof, other than: ____________________  [if none, so state]; and

3.            No Event of Default exists on the date hereof, other than: __________________ [if none, so state].

Very truly yours,

By:
Name:
Title:

EXHIBIT “B”

MANAGEMENT AGREEMENT

EXHIBIT “C”

FORM OF REVOLVING CREDIT ADVANCE REQUEST

[BORROWER NAME]

[Address]

_______________________

_______________________

_______________________

(“Borrower”)

To: METRO BANK

________________

________________

(“Lender”)

Borrowers hereby request an Advance in the amount of $___________ pursuant to Section 2.4 of that certain Loan and Security Agreement by and among AD Computer Corporation, Payroll Tax Filing Services, Universal Business Payment Solutions Acquisition Corporation and Lender dated December 26, 2012 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”). The proposed date of the Advance is ____.

Borrowers hereby represent and warrant to Lender as follows:

1.	There exists no Default or Event of Default under the Loan Agreement.

2.	All representations and warranties made in the Loan Agreement and the other Loan Documents are true and correct in all material respects as if made on and as of the date hereof except to the extent such representations and warranties are made only as of a specific earlier date.

3.	The aggregate principal amount of all Advances outstanding under the Revolving Credit are $_____________.

[BORROWING AGENT]

By:
Name:
Date: _____________, 20_	Title: